                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                                (Amendment No.  )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement       / /  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 CITIGROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     (3) Filing Party:

        ------------------------------------------------------------------------
     (4) Date Filed:

        ------------------------------------------------------------------------

         CITIGROUP LOGO
         153 East 53rd Street
         New York, NY 10043

         March 17, 2000

         Dear Stockholder:

         We cordially invite you to attend Citigroup's annual stockholders' meeting. The meeting will be held on Tuesday, April 18, 2000, at 9 AM at Carnegie Hall, 881 Seventh Avenue in New York City. The entrance to Carnegie Hall is on 57th Street just east of Seventh Avenue.

         1999 was our first full year of operation following the historic merger of Travelers Group and Citicorp. During 1999, our company made important progress towards realizing our dream of an integrated global financial services company producing the highest level of performance for its clients and its stockholders.

         At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

         Thank you for your support of Citigroup.

         Sincerely,

                   /s/ John S. Reed       /s/ Robert E. Rubin       /s/ Sanford I. Weill
                    John S. Reed            Robert E. Rubin           Sanford I. Weill

         --------------------------------------------------------------
         This proxy statement and the accompanying proxy card are being mailed to
             Citigroup stockholders beginning about March 17, 2000.

         CITIGROUP LOGO
         Citigroup Inc.
         153 East 53rd Street
         New York, NY 10043

         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         Dear Stockholder:

         Citigroup's annual stockholders' meeting will be held on Tuesday, April 18, 2000 at 9 AM at Carnegie Hall, 881 Seventh Avenue in New York City. The entrance to Carnegie Hall is on 57th Street just east of Seventh Avenue.

         At the meeting, stockholders will be asked to

         -  elect Citigroup's entire board of directors,

         - ratify the selection of Citigroup's independent auditors for 2000,

         - increase Citigroup's authorized common stock to 10 billion shares,

         -  approve the Citigroup 2000 Stock Purchase Plan,

         -  act on certain stockholder proposals, and

         - consider any other business properly brought before the meeting.

         The close of business on March 2, 2000 is the record date for determining stockholders entitled to vote at the annual meeting. A list of these stockholders will be available at Citigroup's headquarters, 153 East 53rd Street, New York City, before the annual meeting.

         PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR INTERNET (INSTRUCTIONS ARE ON YOUR PROXY CARD), SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

         By order of the board of directors

         /s/ Charles O. Prince, III
         --------------------------
         Charles O. Prince, III
         Corporate Secretary

         March 17, 2000

CONTENTS

ABOUT THE ANNUAL MEETING                      1

HOW WE HAVE DONE                              2
  Annual report                               2
  Five-year cumulative total return           2

STOCK OWNERSHIP                               3

ELECTION OF DIRECTORS                         7
  The nominees                                7
  Meetings of the board of directors         13
  Committees of the board of directors       13
  Personnel, Compensation and Directors
  Committee interlocks and Insider
  participation and Certain relationships    15
  Directors' compensation                    15

EXECUTIVE COMPENSATION                       16
  Report of the Personnel, Compensation
  and Directors Committee on Executive
  Compensation                               16
  Compensation tables                        18
  Retirement plans                           24
  Employment protection agreements           26
  Certain transactions                       26
  Indebtedness                               26

RATIFICATION OF SELECTION OF AUDITORS        27

APPROVAL OF AN INCREASE IN AUTHORIZED
  COMMON STOCK                               27

APPROVAL OF CITIGROUP 2000 STOCK PURCHASE
  PLAN                                       28
  The plan                                   28
  Federal income tax consequences            29

STOCKHOLDER PROPOSALS                        31

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS   36

COST OF ANNUAL MEETING AND PROXY
  SOLICITATION                               36

SECTION 16(A) BENEFICIAL OWNERSHIP
  REPORTING                                  36

ANNEX A                                      37
  PROPOSED AMENDMENT TO CITIGROUP'S
  RESTATED CERTIFICATE OF INCORPORATION      37

ANNEX B                                      38
  CITIGROUP 2000 STOCK PURCHASE PLAN         38

ABOUT THE ANNUAL MEETING

WHO IS SOLICITING MY VOTE?

The board of directors of Citigroup is soliciting your vote at the 2000 annual meeting of Citigroup's stockholders.

WHAT WILL I BE VOTING ON?

- Election of Citigroup's board of directors (see page [...]).

- Ratification of KPMG LLP as Citigroup's auditors for 2000 (see page [...]).

- An increase in Citigroup's authorized common stock (see page [...]).

- Approval and adoption of the Citigroup 2000 Stock Purchase Plan (see page [...]).

- [number] stockholder proposals (see page [...]).

HOW MANY VOTES DO I HAVE?

You will have one vote for every share of Citigroup common stock and three votes for every share of Citigroup's Series K preferred stock you owned on March 2, 2000 (the record date).

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

[3,357,890,612], consisting of

- one vote for each of Citigroup's [3,356,390,612] shares of common stock that were outstanding on the record date, and

- three votes for each of Citigroup's 500,000 shares of Series K preferred stock that were outstanding on the record date.

The common stock and the Series K preferred stock will vote as a single class on all matters scheduled to be voted on at the annual meeting. There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the votes that can be cast, or [1,678,945,307] votes. We urge you to vote by proxy even if you plan to attend the annual meeting, so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

DOES ANY SINGLE STOCKHOLDER CONTROL AS MUCH AS 5% OF ANY CLASS OF CITIGROUP'S STOCK?

No single stockholder controls as much as 5% of the common stock. All of the Series K preferred stock is held of record by Citibank, N.A. as depositary. The Series K preferred stock is voted based on instructions given by the beneficial holders to Citibank.

HOW DO I VOTE?

You can vote either in person at the annual meeting or by proxy without attending the annual meeting.

  To vote by proxy, you must either

- fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,

- vote by telephone (instructions are on the proxy card), or

- vote by internet (instructions are on the proxy card).

Citigroup employees who participate in Citigroup benefit plans may receive their proxy cards separately.

  If you want to vote in person at the annual meeting, and you hold your Citigroup stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

CAN I CHANGE MY VOTE?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or internet, or send a written notice of revocation to Citigroup's Secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

WHAT IF I DON'T VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

If you return a proxy card without indicating your vote, your shares will be voted for the nominees listed on the card, for KPMG LLP as auditors for 2000, for the increase in Citigroup's authorized common stock, for the Citigroup 2000 Stock Purchase Plan, and against the other proposals.

WHAT IF I VOTE "ABSTAIN"?

A vote to "abstain" on any matter will have the effect of a vote against.

CAN MY SHARES BE VOTED IF I DON'T RETURN MY PROXY CARD AND DON'T
ATTEND THE ANNUAL MEETING?

If you don't vote your shares held in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting, other than the stockholder proposals.

If you don't vote your shares held in street name, and your broker doesn't vote them, the votes will be broker nonvotes, which will have no effect on the vote for any matter scheduled to be considered at the annual meeting other than the proposed increase in authorized common stock where broker nonvotes will have the effect of a vote against the proposal.

If you don't vote your shares held in your name, your shares will not be voted.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We don't know of any other matters that will be considered at the annual meeting. If a stockholder proposal that was excluded from this proxy statement is brought before the meeting, we will vote the proxies against the proposal. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS
POSTPONED OR ADJOURNED?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

                            ------------------
                               ------------------
HOW WE HAVE DONE

ANNUAL REPORT

By now you should have received Citigroup's annual report to stockholders for 1999. We urge you to read it carefully.

FIVE-YEAR CUMULATIVE TOTAL RETURN

The following graph and table compare the annual changes in Citigroup's cumulative total return for the last five years with the cumulative total return of

- the S&P 500 Index,

- the S&P Financial Index, and

- a Peer Index.

The S&P Financial Index is made up of the following Standard & Poor's industry groups: Money Center Banks, Major Regional Banks, Consumer Finance, Diversified Financial, Insurance Brokers, Investment Management, Life/Health Insurance, Multi-Line Insurance, Property and Casualty Insurance, Investment Banking/Brokerage and Savings & Loan Companies. Citigroup and the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association (each government sponsored entities), have been excluded from the Index. The Peer Index, included to reflect more accurately Citigroup's peers in the industries in which it operates following the merger of Travelers Group and Citicorp to form Citigroup (the Citigroup merger), comprises ABN Amro Holding

N.V., The Chase Manhattan Corporation, The Hartford Financial Services Group, Inc., HSBC Holdings plc, MBNA Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Dean Witter & Co.

  The following graph and table show the value at year-end of $100 invested at the closing price on December 31, 1994 in Citigroup common stock, the S&P 500, the S&P Financial Index and the Peer Index. The comparisons in this table are set forth in response to Securities and Exchange Commission (SEC) disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the common stock.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
COMPARISON RETURN CHART
                                    [GRAPH]

                                             CITIGROUP            S&P 500 INDEX       S&P FINANCIAL INDEX         PEER INDEX
                                             ---------            -------------       -------------------         ----------
       Dec.-1994                              100.00                 100.00                 100.00                 100.00
       Dec.-1995                              197.62                 137.53                 150.25                 148.47
       Dec.-1996                              290.16                 169.09                 203.34                 222.56
       Dec.-1997                              521.89                 225.49                 309.71                 295.17
       Dec.-1998                              486.13                 289.92                 349.55                 332.23
       Dec.-1999                              826.89                 350.92                 348.95                 516.80

STOCK OWNERSHIP

Following the Citigroup merger, Citigroup has continued the best practices and cultural values of Travelers Group and Citicorp, each of which had long encouraged stock ownership by its directors, officers and employees to align their interests with the interests of stockholders. We believe that these policies have been a significant factor in the excellent returns we have achieved for Citigroup's stockholders.

As part of our commitment to aligning employee and stockholder interests

- we pay directors' fees and a significant portion of senior management compensation in common stock, and

- our directors and senior management, approximately 90 individuals in all, have entered into a stock ownership commitment, which provides that they will hold at least 75% of all Citigroup common stock owned by them on the date they agree to the commitment and awarded to them in the future, subject to certain minimum ownership guidelines, for as long as they remain directors or members of senior management.

For these purposes, "senior management" includes

- our management committee, comprised of our most senior executives,

- the planning groups for the Global Consumer, Corporate and Investment Banking and Global Investment Management and Private Banking businesses, and

- the most senior members of our corporate staff.

The only exceptions to the stock ownership commitment are gifts to charity, limited estate planning transactions with family members, and transactions with Citigroup itself in connection with exercising options or paying withholding taxes under stock option and restricted stock plans.

     In addition to the stock ownership commitment of directors and senior management, we foster stock ownership by all of our employees through various measures. In 1998, in connection with the Citigroup merger, we awarded "founders grant" stock options to over 32,000 employees. Currently, all eligible full-time employees of Citigroup in the United States and Canada, other than officers and directors, receive annual stock option grants under the "CitiBuilder" or "WealthBuilder" programs. We also provide numerous other opportunities for employees to own common stock through periodic management stock option grants and participation in various programs, including, if it is approved by stockholders at the annual meeting, the Citigroup 2000 Stock Purchase Plan that is the subject of the fourth item to be voted on at the annual meeting. As a result, nearly 100% of our eligible U.S. employees, and, where permitted, a significant portion of our non-U.S. employees, own Citigroup common stock outright or are participants in equity-based programs.

The following table shows the beneficial ownership of Citigroup common stock by our directors and certain executive officers.

                                                            AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                        COMMON STOCK      STOCK OPTIONS
                                                        BENEFICIALLY       EXERCISABLE        TOTAL COMMON
                                                           OWNED          WITHIN 60 DAYS   STOCK BENEFICIALLY
NAME                            POSITION             EXCLUDING OPTIONS    OF RECORD DATE         OWNED
-------------------------------------------------------------------------------------------------------------
 C. Michael Armstrong           Director                     56,680                                56,680
 Alain J.P. Belda               Director                     10,164                                10,164
 Kenneth J. Bialkin             Director                    709,509                               709,509
 Michael A. Carpenter           Executive Officer           612,201             68,387            663,138
 Kenneth T. Derr                Director                     34,376                                34,376
 John M. Deutch                 Director                     39,673                                39,673
 Ann Dibble Jordan              Director                     13,109                                13,109
 Robert I. Lipp                 Executive Officer         2,213,778            517,757          2,731,535
 Reuben Mark                    Director                     30,414                                30,414
 Michael T. Masin               Director                     11,300                                11,300
 Dudley C. Mecum                Director                    211,873                               211,873
 Richard D. Parsons             Director                     14,408                                14,408
 Andrall E. Pearson             Director                    167,402                               167,402
 John S. Reed                   Chairman and Co-          2,307,762          5,366,251          7,674,013
                                Chief Executive
                                Officer and Member
                                of the Office of
                                the Chairman
 Robert E. Rubin                Director, Member of          16,655                                16,655
                                the Office of the
                                Chairman and
                                Chairman of the
                                Executive Committee
 Franklin A. Thomas             Director                     64,061                                64,061
 Sanford I. Weill               Chairman and Co-         17,500,746          4,358,296         21,859,042
                                Chief Executive
                                Officer and Member
                                of the Office of
                                the Chairman
 Edgar S. Woolard, Jr.          Director                    131,471                               131,471
 Arthur Zankel                  Director                    376,563                               376,563
 The Hon. Gerald R. Ford        Honorary Director           110,957                               110,957
 All directors and executive                             30,767,383         15,703,029         46,470,412
   officers as
   a group (35 persons)

At January 31, 2000, no director or executive officer owned

- any shares of the Company's preferred stock, including the Series K preferred stock, or

- as much as 1% of Citigroup's common stock.

Some of the Citigroup shares shown in the preceding tables are considered as beneficially owned under SEC rules, but are shares

- for which receipt has been deferred under certain directors deferred compensation plans,

- held as a tenant-in-common with family members or family trusts,

- owned by a family member or held by a trust for which the director or executive officer is a trustee but not a beneficiary,

- for which the director or executive officer has direct or indirect voting power but not dispositive power,

- for which the director or executive officer has direct or indirect voting power but that are subject to forfeiture and restrictions on disposition, or

- for which the director or executive officer has neither voting nor dispositive power,

as shown in the following table.

                                                                      VOTING       VOTING POWER,
                                         TENANT-IN-      OWNED BY     POWER,      BUT SUBJECT TO
                                         COMMON WITH      FAMILY      BUT NOT     FORFEITURE AND    NO VOTING OR
                            RECEIPT     FAMILY MEMBER     MEMBER    DISPOSITIVE   RESTRICTIONS ON   DISPOSITIVE
DIRECTOR/OFFICER            DEFERRED   OR FAMILY TRUST   OR TRUST      POWER        DISPOSITION        POWER
----------------------------------------------------------------------------------------------------------------
 Mr. Armstrong               52,259
 Mr. Belda                    6,414
 Mr. Bialkin                164,882
 Mr. Carpenter                                                            109           89,879
 Mr. Derr                    11,324
 Mr. Deutch                   2,149
 Ms. Jordan                   1,828
 Mr. Lipp                     3,228        126,820                     23,915           75,463
 Mr. Mark                    11,664
 Mr. Masin                    8,300
 Mr. Mecum                  164,882                        3,791*
 Mr. Parsons                 10,658
 Mr. Pearson                164,882
 Mr. Reed                                                  2,750        6,462           58,986
 Mr. Rubin                                                                              16,655
 Mr. Thomas                  54,607
 Mr. Weill                    4,320        606,500           450*      25,277          262,117
 Mr. Woolard                108,375                        5,248
 Mr. Zankel                                                  900*
 All directors and
   executive officers as
   a group (35 persons)     769,772        847,020        18,434**    545,827        1,275,361        262,424

 * DISCLAIMS BENEFICIAL OWNERSHIP

** DISCLAIMS BENEFICIAL OWNERSHIP OF AN AGGREGATE OF 8,176 SHARES

ELECTION OF DIRECTORS

The board of directors has nominated all of the current directors for re-election at the 2000 annual meeting, except Robert Shapiro, who recently resigned as a director, and Mr. Reed who has announced his retirement, effective at the annual meeting, from all of his officer and director positions at Citigroup. The one-year terms of all of Citigroup's directors expire at the annual meeting. Directors will be elected by a plurality of the votes cast. Directors are not eligible to stand for re-election after reaching the age of 72 except for Mr. Pearson who will not be eligible to stand for re-election after reaching the age of 75.

THE NOMINEES

The following tables give information -- provided by the nominees -- about their principal occupation, business experience and other matters.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING NOMINEES.

           NAME AND AGE AT                 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                    AND DIRECTORSHIPS
---------------------------------------------------------------------------------------------------
        C. MICHAEL ARMSTRONG           CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                 61                    AT&T CORP.
                                       - Chairman and Chief Executive Officer, AT&T Corp. -- 1997
   [PHOTO OF C. MICHAEL ARMSTRONG]     to present
                                       - Chairman and Chief Executive Officer, Hughes Electronic
                                         Corporation -- 1992 to 1997
                                       - Officer, International Business Machines
                                            Corporation -- 1961 to 1992
                                            Member, IBM Management Committee
                                            Chairman, IBM World Trade Corporation
                                       - Director of Citigroup (or predecessor) since 1993
                                       - Other Directorships: Thyssen-Bornemisza Group (Supervisory
                                         Board)
                                       - Other Activities: Board of Trustees of Johns Hopkins
                                         University, Yale School of Management (advisory board),
                                         President's Export Council (Chairman), Council on Foreign
                                         Relations (member), National Security Telecommunications
                                         Advisory Committee (member), Defense Policy Advisory
                                         Committee on Trade (member) and Carnegie Hall (trustee)

           NAME AND AGE AT                 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                    AND DIRECTORSHIPS
---------------------------------------------------------------------------------------------------
          ALAIN J.P. BELDA             PRESIDENT AND CHIEF EXECUTIVE OFFICER
                 56                    ALCOA INC.
      [PHOTO OF ALAIN J. BELDA]        - Chief Executive Officer, Alcoa Inc. -- 1999 to present
                                       - President -- 1997 to present
                                       - Director, Alcoa Inc. -- 1999 to present
                                       - Chief Operating Officer -- 1997 to 1999
                                       - Vice Chairman -- 1995 to 1997
                                       - Executive Vice President -- 1994 to 1995
                                       - President, Alcoa (Latin America) -- 1991 to 1994
                                       - Vice President -- 1982 to 1991
                                       - President, Alcoa Aluminio SA (Brazil) -- 1979 to 1994
                                       - Joined Alcoa -- 1969
                                       - Director of Citigroup (or predecessor) since 1997
                                       - Other Directorships: Cooper Industries, Inc. and E. I. du
                                       Pont de Nemours and Company

         KENNETH J. BIALKIN            PARTNER
                 70                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                       - Joined Skadden, Arps, Slate Meagher & Flom LLP in 1988
    [PHOTO OF KENNETH J. BIALKIN]      - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: Travelers Property Casualty Corp.
                                       (TAP), an approximately 85% owned subsidiary of Citigroup,
                                         The Municipal Assistance Corporation for the City of New
                                         York, Tecnomatix Technologies Ltd. and Sapiens
                                         International Corporation N.V.
                                       - Other Activities: Carnegie Hall (Trustee), New School
                                       University (Visiting Committee, Graduate Faculty), American
                                         Jewish Historical Society (President), America -- Israel
                                         Friendship League (Chairman) and Council on Foreign
                                         Relations (member)

           KENNETH T. DERR             CHAIRMAN OF THE BOARD, RETIRED
63                                     CHEVRON CORPORATION
                                       - Chairman and Chief Executive Officer, Chevron
     [PHOTO OF KENNETH T. DERR]        Corporation -- 1989 to 1999
                                       - Vice Chairman -- 1985 to 1988
                                       - Director, Chevron Corporation -- 1981 to 1999
                                       - President and Chief Executive Officer, Chevron USA
                                       Inc. -- 1979 to 1984
                                       - Vice President -- 1972
                                       - Assistant to the President -- 1969
                                       - Joined Chevron Corporation -- 1960
                                       - Director of Citigroup (or predecessor) since 1987
                                       - Other Directorships: AT&T Corp. and Potlatch Corporation
                                       - Other Activities: American Petroleum Institute (Director)
                                       and The Business Council (member)

           NAME AND AGE AT                 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                    AND DIRECTORSHIPS
---------------------------------------------------------------------------------------------------
           JOHN M. DEUTCH              INSTITUTE PROFESSOR
                 61                    MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                                       - Director of Central Intelligence Agency -- 1995 to 1996
      [PHOTO OF JOHN M. DEUTCH]        - Deputy Secretary, U.S. Department of Defense -- 1994
                                       - Under Secretary, U.S. Department of Defense -- 1993
                                       - Institute Professor, M.I.T. -- 1990
                                       - Provost, M.I.T. -- 1985 to 1990
                                       - Dean of Science, M.I.T. -- 1982 to 1985
                                       - Under Secretary, U.S. Department of Energy -- 1979 to 1980
                                       - Director, Energy Research of the U.S. Department of
                                         Energy -- 1978
                                       - Director of Citigroup (or predecessor) since 1996 (and
                                         1987 to 1993)
                                       - Citibank, N.A. director -- 1987 to 1993 and 1996 to 1998
                                       - Other Directorships: Ariad Pharmaceuticals, Inc., CMS
                                         Energy, Cummins Engine Company, Inc., Raytheon Company and
                                         Schlumberger, Ltd.

          ANN DIBBLE JORDAN            CONSULTANT
                 65                    - Director of the Department of Social Services for the
                                         University of Chicago Medical Center -- 1986 to 1987
    [PHOTO OF ANN DIBBLE JORDAN]       - Field Work Associate Professor at the School of Social
                                         Service Administration of the University of Chicago -- 1970
                                         to 1987
                                       - Director of Social Services of Chicago Lying-in
                                         Hospital -- 1970 to 1985
                                       - Director of Citigroup (or predecessor) since 1989
                                       - Other Directorships: Johnson & Johnson Corporation and
                                         Automatic Data Processing, Inc.
                                       - Other Activities: The National Symphony Orchestra
                                         (director), The Phillips Collection (director) and Child
                                         Welfare League (director)

             REUBEN MARK               CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                 61                    COLGATE-PALMOLIVE COMPANY
       [PHOTO OF REUBEN MARK]          - Chairman of the Board and Chief Executive Officer,
                                         Colgate-Palmolive Company -- 1986 to present
                                       - Chief Executive Officer -- 1984 to 1986
                                       - President (Chief Operating Officer) -- 1983 to 1984
                                       - Director, Colgate-Palmolive Company -- 1983
                                       - Executive Vice President -- 1981 to 1983
                                       - Group Vice President -- 1979 to 1981
                                       - Vice President and General Manager, Household Products
                                         Division -- 1975 to 1979
                                       - President and General Manager (Venezuela and
                                         Canada) -- 1970 to 1974
                                       - Joined Colgate-Palmolive Company -- 1963
                                       - Director of Citigroup (or predecessor) since 1996
                                       - Other Directorships: Pearson plc and Time Warner Inc.

           NAME AND AGE AT                 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                    AND DIRECTORSHIPS
---------------------------------------------------------------------------------------------------
          MICHAEL T. MASIN             VICE CHAIRMAN AND DIRECTOR
                 55                    GTE CORPORATION
                                       DESIGNATED PRESIDENT AND VICE CHAIRMAN OF COMPANY TO BE
     [PHOTO OF MICHAEL T. MASIN]       FORMED BY MERGER OF GTE CORPORATION AND BELL ATLANTIC
                                       - President - International, GTE Corporation -- 1995 to
                                         present
                                       - Vice Chairman -- 1993 to present
                                       - Partner, O'Melveny & Myers -- 1977 to 1993
                                       - Director of Citigroup (or predecessor) since 1997
                                       - Other Directorships: Compania Nacional Telefonos de
                                         Venezuela, BCT Telus Communications, Inc., and Puerto Rican
                                         Telephone Company
                                       - Other Activities: Carnegie Hall (trustee), W.M. Keck
                                         Foundation (trustee) and China-American Society (trustee);
                                         Business Committee of Board of Trustees of the Museum of
                                         Modern Art (member), Dean's Advisory Council of Dartmouth
                                         College (member) and Dean's Council of UCLA School of Law
                                         (member)

           DUDLEY C. MECUM             MANAGING DIRECTOR
                 65                    CAPRICORN HOLDINGS, LLC
                                       - Managing Director, Capricorn Holdings, LLC -- 1997 to
     [PHOTO OF DUDLEY C. MECUM]          present
                                       - Partner, G.L. Ohrstrom & Co. -- 1989 to 1996
                                       - Managing Partner, KPMG LLP (New York office) -- 1979 to
                                         1985
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: TAP, Dyncorp, Lyondell Companies,
                                         Inc., Suburban Propane Partners, MLP and CCC Information
                                         Services, Inc.

           NAME AND AGE AT                 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                    AND DIRECTORSHIPS
---------------------------------------------------------------------------------------------------
         RICHARD D. PARSONS            PRESIDENT
                 51                    TIME WARNER INC.
    [PHOTO OF RICHARD D. PARSONS]      - President, Time Warner Inc. -- 1995 to present
                                       - Director, Time Warner Inc. -- 1991 to present
                                       - Chairman and Chief Executive Officer, Dime Savings Bank of
                                         New York -- 1991 to 1995
                                       - President and Chief Operating Officer, Dime Savings Bank
                                         of New York -- 1988 to 1990
                                       - Associate, Partner and Managing Partner, Patterson,
                                         Belknap, Webb & Tyler -- 1977 to 1988
                                       - General Counsel and Associate Director, Domestic Council,
                                         White House  -- 1975 to 1977
                                       - Deputy Counsel to the Vice President, Office of the Vice
                                         President of the United States -- 1975
                                       - Assistant and First Assistant Counsel to the Governor,
                                         State of New York -- 1971 to 1974
                                       - Director of Citigroup (or predecessor) since 1996
                                       - Citibank, N.A. director 1996 to 1998
                                       - Other Directorships: Estee Lauder Companies Inc. and
                                         Philip Morris Companies Inc.

         ANDRALL E. PEARSON            CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                 74                    TRICON GLOBAL RESTAURANTS, INC.
                                       - Chairman and Chief Executive Officer, Tricon Global
    [PHOTO OF ANDRALL E. PEARSON]        Restaurants, Inc. -- 1997 to present
                                       - Operating Partner, Clayton, Dubilier & Rice, Inc. -- 1993
                                         to 1997 Chairman of the Board and Director, Alliant Foodservice
                                         Inc., a subsidiary of Clayton, Dubilier & Rice, Inc.
                                         Director, KINKO's Inc., a subsidiary of Clayton,
                                         Dubilier & Rice, Inc.
                                       - Professor, Harvard Business School -- 1985
                                       - President and Chief Operating Officer, PepsiCo,
                                         Inc. -- 1971 to 1984
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: DBT-OnLine, Inc.

           ROBERT E. RUBIN             DIRECTOR, MEMBER OF THE OFFICE OF THE CHAIRMAN AND
                 61                    CHAIRMAN OF THE EXECUTIVE COMMITTEE
     [PHOTO OF ROBERT E. RUBIN]        CITIGROUP INC.
                                       - Secretary of the Treasury of the United States -- 1995 to
                                         1999
                                       - Assistant to the President for Economic Policy -- 1993 to
                                         1994
                                       - Co-Senior Partner and Co-Chairman, Goldman, Sachs &
                                         Co. -- 1990 to 1992
                                       - Vice-Chairman and Co-Chief Operating Officer -- 1987 to
                                         1990
                                       - Management Committee -- 1980
                                       - General Partner -- 1971
                                       - Joined Goldman, Sachs & Co. -- 1966
                                       - Other Directorships: Ford Motor Company
                                       - Other Activities: Local Initiatives Support Corporation
                                         (Chairman) and The Mount Sinai School of Medicine (Trustee)

           NAME AND AGE AT                 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                    AND DIRECTORSHIPS
---------------------------------------------------------------------------------------------------
         FRANKLIN A. THOMAS            FORMER PRESIDENT
                 65                    THE FORD FOUNDATION
                                       - President, The Ford Foundation -- 1979 to 1996
    [PHOTO OF FRANKLIN A. THOMAS]      - Private practice of law -- 1978 to 1979
                                       - President, Bedford-Stuyvesant Restoration
                                       Corporation -- 1967 to 1977
                                       - Director of Citigroup (or predecessor) since 1970
                                       - Citibank, N.A. director -- 1970 to 1998
                                       - Other Directorships: Alcoa, Inc., Cummins Engine Company,
                                       Inc., Lucent Technologies, Inc., Pepsico, Inc. and CONOCO
                                         Inc.

          SANFORD I. WEILL             CHAIRMAN
                 66                    CO-CHIEF EXECUTIVE OFFICER
                                       MEMBER OF THE OFFICE OF THE CHAIRMAN
     [PHOTO OF SANFORD I. WEILL]       CITIGROUP INC.
                                       - Chairman and Co-Chief Executive Officer, Citigroup
                                       Inc. -- 1998 to present
                                       - Chairman of the Board and Chief Executive Officer,
                                       Travelers Group -- 1986 to 1998
                                       - President -- 1986 to 1991
                                       - President, American Express Company -- 1983 to 1985
                                       - Chairman of the Board and Chief Executive Officer,
                                       American Express Insurance Services, Inc. -- 1984 to 1985
                                       - Chairman of the Board, Shearson Lehman Brothers
                                         Holdings Inc. -- 1984 to 1985
                                       - Chairman of the Board and Chief Executive Officer, or a
                                       principal executive officer, Shearson Lehman Brothers
                                         Inc. -- 1965 to 1984
                                       - Founding Partner, Shearson Lehman Brothers Inc.'s
                                       predecessor partnership -- 1960 to 1965
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: TAP, AT&T Corp., E.I. du Pont de
                                       Nemours and Company and United Technologies Corp.
                                       - Other Activities: The Business Roundtable (member), The
                                       Business Council (member), Board of Trustees, Carnegie Hall
                                         (Chairman), Baltimore Symphony Orchestra (director), Board of Governors of New York Hospital (member), Board of
                                         Overseers of the Joan and Sanford I. Weill Medical College
                                         & Graduate School of Medical Sciences of Cornell
                                         University (Chairman), The New York and Presbyterian
                                         Hospitals (Trustee), Cornell University's Johnson Graduate
                                         School of Management Advisory Board (member), Cornell
                                         University (Trustee Emeritus), National Academy Foundation
                                         (Chairman) and United States Treasury Department's Working
                                         Group on Child Care (member)

           NAME AND AGE AT                 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                    AND DIRECTORSHIPS
---------------------------------------------------------------------------------------------------
          EDGAR S. WOOLARD             FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                 65                    E.I. DU PONT DE NEMOURS AND COMPANY
     [PHOTO OF EDGAR S. WOOLARD]       - Chairman, E.I. du Pont de Nemours and Company -- 1995 to
                                       1997
                                       - Chairman and Chief Executive Officer -- 1989
                                       - President and Chief Operating Officer -- 1987
                                       - Vice Chairman -- 1985
                                       - Executive Vice President and Director -- 1983
                                       - Joined E.I. du Pont de Nemours and Company -- 1957
                                       - Director of Citigroup (or predecessor) since 1987
                                       - Other Directorships: Apple Computer, Inc.
                                       - Other Activities: The Business Council (member)

            ARTHUR ZANKEL              GENERAL PARTNER
                 68                    ZANKEL CAPITAL ADVISORS, LLC
                                       - General Partner, Zankel Capital Advisors, LLC -- 1999 to
      [PHOTO OF ARTHUR ZANKEL]         present
                                       - General Partner, First Manhattan Co. -- 1965 to 1999
                                       - Co-Managing Partner, First Manhattan Co. -- 1980 to 1997
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: TAP, Vicorp Restaurants, Inc. and
                                       White Mountains Insurance Group Ltd.
                                       - Other Activities: Skidmore College (trustee), Carnegie
                                       Hall (trustee), Jerusalem Foundation, Inc. (trustee) and
                                         UJA-Federation (trustee)
                                         --------------------------------

            THE HONORABLE              FORMER PRESIDENT OF THE UNITED STATES
           GERALD R. FORD,             - President of the United States -- August 1974 through
         HONORARY DIRECTOR*            January 1977
                 86                    - Vice President of the United States -- December 1973
      [PHOTO OF GERALD R. FORD]        through August 1974
                                       - Director or Honorary Director of Citigroup (or
                                       predecessor) since 1986
                                       - Other Positions: National Association of Securities
                                       Dealers, Inc. (Director), Chase Bank of Texas (Advisory
                                         Director) and American Express Company (Advisor to the
                                         Board)
                                       *The Hon. Gerald R. Ford is an honorary director and as such is appointed by the Board and does not stand for election.

MEETINGS OF THE BOARD OF DIRECTORS

The board of directors met eight times in 1999. Each director attended at least 75 percent of the total number of meetings of the board of directors and board committees of which he or she was a member in 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the board of directors are:

The executive committee, which acts on behalf of the board if a matter requires board action before a meeting of the full board can be held.

The audit committee, which

- reviews the audit plans and findings of the independent auditors and Citigroup's internal audit and risk review staff, and the results of regulatory examinations, and tracks management's corrective actions plans where necessary,

- reviews with the chief financial officer any significant financial items and/or changes in accounting policies and reviews Citigroup's compliance programs and significant tax and legal matters and

- recommends to the board the annual appointment of independent auditors.

Subcommittees of the audit committee cover Citigroup's corporate and investment banking businesses and the consumer business. In addition, TAP has a separate audit committee, comprised of non-management directors of TAP.

The risk, capital and subsidiaries committee, which reviews

- substantive business risk exposures identified to it by senior management and Citigroup's capacity to absorb those risks;

- Citigroup's capital structure; and

- the financial position of principal subsidiaries and corporate governance processes for managing them.

The public affairs committee, which reviews Citigroup's relationship with external constituencies and how Citigroup is viewed by those constituencies. The committee reviews Citigroup's policies, postures and programs that relate to public issues of significance to Citigroup and the public at large. These include the impact of business and business practices on the communities where Citigroup does business, its ethics and business code of conduct, employee diversity and other significant public policy issues.

The personnel, compensation and directors committee, which evaluates the efforts of Citigroup and the board of directors to maintain effective corporate governance practices and identifies candidates for election to the board of directors. The committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to Citigroup's Secretary, will be referred to the committee for consideration. The committee or a subcommittee described below reviews the compensation actions for senior management, which includes the management committee, members of the business planning groups and the most senior members of corporate staff and is assisted by an independent compensation consulting firm. The committee also approves broad-based and special compensation plans across Citigroup.

The incentive compensation subcommittee of the personnel, compensation and directors committee establishes compensation for the members of the Office of the Chairman and certain other senior executives, and has the exclusive authority to approve all compensation for Citigroup's executive officers.

All of the committees except the executive committee are comprised entirely of non-management directors. The following table shows the membership and the number of meetings of each committee during 1999.

                                                                    PERSONNEL,
                                  RISK, CAPITAL                    COMPENSATION    INCENTIVE
DIRECTOR       EXECUTIVE  AUDIT  AND SUBSIDIARIES  PUBLIC AFFAIRS  AND DIRECTORS  COMPENSATION
----------------------------------------------------------------------------------------------
Mr. Armstrong               X           X
Mr. Belda                   X           X
Mr. Bialkin        X                                     X               X
Mr. Derr           X        X         Chair
Mr. Deutch                  X                            X
Ms. Jordan                                               X               X             X
Mr. Mark                    X                            X
Mr. Masin                   X                            X
Mr. Mecum          X      Chair         X
Mr. Parsons                             X                                X             X
Mr. Pearson                             X                                X             X
Mr. Reed           X
Mr. Rubin       Chair*
Mr. Thomas         X                                   Chair             X             X
Mr. Weill          X
Mr. Woolard        X                    X                                X             X
Mr. Zankel         X                    X                              Chair         Chair
----------------------------------------------------------------------------------------------
1999 meetings      0        7           4                4               8             4

* SINCE OCTOBER 1999

PERSONNEL, COMPENSATION AND DIRECTORS
COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION AND CERTAIN RELATIONSHIPS

The persons shown above as the members of the personnel, compensation and directors committee were the only members of the committee during 1999. Mr. Bialkin is a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP which performs legal services for Citigroup and its subsidiaries. Decisions regarding compensation for executives covered by Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) are made by the incentive compensation subcommittee, of which Mr. Bialkin is not a member.

Robert Shapiro, who, prior to his recent resignation from Citigroup's board, was a member of the personnel, compensation and directors committee and its incentive compensation subcommittee, is an executive officer of Monsanto Company, of which Mr. Reed is a director.

Except for Mr. Reed, Mr. Rubin and Mr. Weill, no director or nominee is a current or former officer or employee of Citigroup or any of its subsidiaries.

Mr. Weill's son, Marc P. Weill, is an executive officer of Citigroup.

DIRECTORS' COMPENSATION

Directors' compensation is determined by the board. Since its initial public offering in 1986, Travelers Group and its predecessors, and now Citigroup, have paid outside directors in common stock, to assure that the directors have an ownership interest in common with other stockholders. Outside directors and the honorary director currently receive an annual retainer of $125,000, payable either 100% in common stock, receipt of which may be deferred at the director's election, or up to 50% in cash to cover taxes and the remainder in common stock.

Directors receive no additional compensation for participation on board committees. Additional compensation for special assignments is determined on a case by case basis, but no such additional compensation was paid to any director in 1999.

Directors who are employees of Citigroup or its subsidiaries do not receive any compensation for their services as directors.

EXECUTIVE COMPENSATION

REPORT OF THE PERSONNEL, COMPENSATION
AND DIRECTORS COMMITTEE ON
EXECUTIVE COMPENSATION

COMMITTEE RESPONSIBILITIES. The Personnel, Compensation and Directors Committee, or a subcommittee thereof (the "Committee") is responsible, among other things, for evaluating the efforts of the Company and the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Company's Board of Directors. The Committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to the Secretary of the Company, will be referred to the Committee for consideration. The Committee sets the compensation for the Office of the Chairman and approves compensation for those other members of senior management who comprise the Management Committee (the "Management Committee"). In addition, the Committee reviews the compensation structure for senior management which includes members of the business planning groups and the most senior members of corporate staff and approves the compensation of all highly paid officers. Further, the Committee approves broad-based and special compensation plans across the Company. In executing its compensation responsibilities, the Committee utilizes the assistance of an independent compensation consulting firm.

No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. One member, Mr. Bialkin, is a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which performs legal services for the Company and its subsidiaries from time to time. Therefore, decisions regarding compensation actions for any executives covered by Section 16(a) of the Securities Exchange Act of 1934 are made by the Incentive Compensation Subcommittee of which Mr. Bialkin is not a member.

STATEMENT OF PHILOSOPHY. The Company seeks to attract and retain highly qualified employees at all levels, and in particular, those whose performance is most critical to the Company's success. To accomplish this, the Company is willing to provide superior compensation for superior performance. Such performance is generally measured on the performance of a business unit or on the performance of the Company as a whole, or using both criteria, as the nature of an executive's responsibilities may dictate. Factors considered include earnings, earnings per share, return on equity, return on capital, return on assets, balance sheet and capital strength, risk containment, franchise expansion, customer satisfaction, adherence to corporate values and contributions to both operating unit and Company-wide achievement. In conducting its assessment, the Committee reviews changes in the Company's and its individual business units' overall financial results over time, as well as similar data for comparable companies to the extent available. The Co-Chief Executive Officers present to the Committee their assessment of executives, their accomplishments, and individual and corporate performance.

STOCK OWNERSHIP COMMITMENT. It is the Company's longstanding policy to strongly encourage stock ownership by both directors and senior management as it serves to closely align the interests of management with those of the stockholders. As such, ownership is encouraged in the following ways:

- at least 50% of director fees are paid in Company stock

- a broad group of employees, including all members of senior management, are paid a significant portion of annual bonus in the form of forfeitable restricted or deferred Company stock

- periodic stock option grants are made globally, with over 76,877 employees currently holding an outstanding option grant

- employees below the senior executive level are provided the opportunity to own stock through various programs such as the Stock Purchase Plans, the Citibuilder 401(k) plan; and the Citibuilder and the Wealthbuilder Programs.

As noted above, to further underscore the Company's commitment to stock ownership, all members of the Board of Directors and senior executives have committed to hold at least 75% of any Company stock previously granted, currently owned or awarded to them in the future as long as they remain directors or senior executives (the "Stock Ownership Commitment"). Senior executives include the Management Committee, members of the business planning groups and the most senior members of corporate staff. Charitable gifts, limited estate planning transactions, and transactions with the Company in connection with participation in stock option and restricted stock plans are exempted from this commitment. The Committee believes that this Stock Ownership Commitment has played, and will continue to play, a significant part in driving the Company's success in creating value for its stockholders.

COVERED EXECUTIVE COMPENSATION. To secure the deductibility of bonuses awarded to the five executives (the "Covered Executives") named in the Summary Compensation Table that follows this report, bonuses to these executives have been awarded under the 1999 Citigroup Executive Performance Plan (the "Compensation Plan"), except Mr. Rubin whose compensation is governed by an
employment agreement (the "Employment Agreement") which is described on page   .
The plan was approved by stockholders in 1999 and establishes certain performance criteria for determining the maximum amount of bonus compensation available for the Covered Executives. Under the Compensation Plan, the creation of any bonus pool for Covered Executives is contingent upon the Company achieving at least a 10% return on equity, as defined in the plan. The amount of the bonus pool is calculated based upon the extent to which the return on equity equals or exceeds the 10% minimum threshold.

The Compensation Plan further establishes that the maximum percentage of the bonus pool that may be awarded to a Covered Executive is 30%. The Committee may award a bonus to each Co-Chief Executive Officer in an amount equal to a maximum of 30% of the bonus pool. The total of the maximum percentages for all Covered Executives shall not exceed 100% of the bonus pool. The Committee nevertheless has the discretion to reduce or eliminate payments under the Compensation Plan to account for results relative to subjective factors, including an executive's individual performance.

The maximum bonus pool for 1999 for the Covered Executives of the Company, other than Mr. Rubin, was approximately $179.5 million. The amounts awarded to these Covered Executives from the bonus pool and to Mr. Rubin under his Employment Agreement, are set forth in the Summary Compensation Table below and total approximately $41 million.

COMPONENTS OF COMPENSATION. Compensation of executive officers consists of base salary, discretionary bonus awards, a significant portion of which is paid in forfeitable restricted or deferred stock, and stock option grants. Executive officers also participate in benefit plans available to employees generally. Examination of competitors' pay practices is conducted periodically to ensure that the Company's compensation policies continue to enable it to attract outstanding new people, and motivate and retain current valuable employees. Consistent with the Company's compensation policies, a portion of each executive officer's bonus equal to 25% of his or her total cash compensation was paid in restricted or deferred stock.

Bonuses are discretionary (subject to certain maximum amounts as specified in the Compensation Plan for the executive officers, other than Mr.

Rubin). Bonuses generally represent a substantial part of total compensation for the Company's executives. Because a percentage of the bonus is awarded in the form of forfeitable restricted or deferred stock, bonus awards are not only a short-term cash reward but also a long-term incentive related directly to the enhancement of stockholder value. The restricted period applicable to awards of restricted or deferred stock to executives has been three years in furtherance of the long-term nature of such compensation.

The Company also takes reasonable steps to obtain the fullest possible corporate tax deduction for all forms of compensation paid to its executives by qualifying under Section 162(m) of the Internal Revenue Code, provided such steps are in the best interests of stockholders.

1999 COMPENSATION. 1999 proved to be an excellent year, with record earnings approaching $10 billion. This represented a 61% increase in EPS and a 22.7% return on the Company's equity. These financial results came from strong performance across all businesses. Profits were further enhanced by realization of the Company's targeted $2 billion expense reduction program.

The Committee believes that the leadership of the Office of the Chairman was central to these accomplishments. The compensation awarded each member is detailed in the tables that follow this report.

THE PERSONNEL, COMPENSATION AND DIRECTORS COMMITTEE:
Arthur Zankel (Chair)
Kenneth J. Bialkin
Ann Dibble Jordan
Andrall E. Pearson
Franklin Thomas
Richard D. Parsons
Edgar S. Woolard, Jr.

COMPENSATION TABLES

The tables on pages [...] to [...] profile Citigroup's compensation for the members of the Office of the Chairman, including the Co-Chief Executive Officers, and our two other most highly compensated executive officers (the covered executives), including salaries and bonuses paid during the last three years and 1999 option grants and exercises. The form of the tables is set by SEC regulations.

Summary compensation table

The following table shows the compensation of the covered executives for 1997, 1998 and 1999. Share numbers have been restated to eliminate fractional shares held by the covered executives as a result of stock dividends paid in 1993, 1996, 1997 and 1999 as well as the mergers with The Travelers Corporation (1993) and Salomon Inc (1997) and the Citigroup merger (1998).

SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                COMPENSATION AWARDS
                                             ANNUAL COMPENSATION                           SECURITIES
                                                                 OTHER       RESTRICTED    UNDERLYING
     NAME AND PRINCIPAL                                          ANNUAL        STOCK      STOCK OPTIONS    ALL OTHER
        POSITION AT                                           COMPENSATION     AWARDS      (NUMBER OF     COMPENSATION
     DECEMBER 31, 1999        YEAR  SALARY ($)   BONUS ($)       ($)(A)        ($)(B)      SHARES) (C)       ($)(D)
----------------------------------------------------------------------------------------------------------------------
 John S. Reed(E)              1999  $1,000,000   $8,749,134     $ 93,075     $3,250,866              0      $101,650
 Chairman and Co-Chief        1998   1,666,667    7,858,333       26,334              0      2,625,000        90,400
 Executive Officer and        1997   1,500,000    2,500,000       42,019              0      1,125,000        90,000
 Member of the Office of the
 Chairman

 Robert E. Rubin(F)           1999     183,333    1,881,976           --        917,899      1,500,000           165
 Director, Chairman of the
 Executive Committee and
 Member of the Office of the
 Chairman

 Sanford I. Weill             1999   1,000,000    8,732,474      448,577      4,356,698      6,868,384         2,022
 Chairman and Co-Chief        1998   1,025,000    6,167,816      237,253      3,109,579     11,417,797         2,520
 Executive Officer and        1997   1,025,000    6,168,034      260,269      3,109,288     18,066,190         1,404
 Member of the Office of the
 Chairman

 Michael A. Carpenter         1999     600,000    5,082,016           --      2,525,310        493,367            --
 Co-Chief Executive -         1998     600,000    1,560,027            0        853,297      1,108,201           576
 Global Corporate and         1997     600,000    1,110,000            0        653,289        375,744           576
 Investment Bank

 Robert I. Lipp(G)            1999     600,000    3,600,004       86,893      1,866,660      1,054,811         1,980
 Chairman and Chief           1998     600,000    2,985,034      113,402      1,486,621      1,823,023         1,404
 Executive Officer -          1997     600,000    2,985,003      145,347      1,486,662      1,578,063           900
 Global Consumer Business

NOTES TO SUMMARY COMPENSATION TABLE

  (A) Except as shown in this column, no executive officer received other annual compensation during 1999 required to be shown in this column. Mr. Reed's other compensation includes $81,074.76 for required use of company transportation. Mr. Weill's other compensation includes $141,525 for required use of company transportation. Mr. Lipp's other compensation includes $71,860 for use of company transportation.

  (B) Restricted stock awards are made under Citigroup's Capital Accumulation Plans (CAP), except that Mr. Lipp's award for 1997 was made under the TAP Capital Accumulation Plan (TAP CAP).

For officers subject to CAP for the periods shown, a portion of compensation is paid in restricted stock. Generally, awards of restricted stock under CAP are discounted 25% from market value to reflect restrictions on transfer and the possibility of forfeiture. All of the covered executives participate in the Citibuilder program, which is a part of CAP, with 25% of their annual cash compensation (salary and bonus) paid in restricted stock. In addition, under the terms of the Citibuilder program, Mr. Reed's stock award was not discounted. CAP is mandatory for Citigroup senior management and certain other employees.

Under CAP, a recipient may not transfer restricted stock for three years after the award. If the recipient is still employed by Citigroup at the end of three years, the restricted stock becomes fully vested and freely transferable (subject to the stock ownership commitment described above). From the date of award, the recipient can vote the restricted stock and receives full dividends.

As of December 31, 1999 (including awards made in January 2000 for 1999, but excluding awards that vested in January 2000), total holdings of restricted stock of Citigroup and the market value of such shares for the covered executives was:

EXECUTIVE              SHARES      MARKET VALUE
------------------------------------------------
Mr. Reed                58,986    $ 3,284,782.88
Mr. Weill              262,117     14,596,640.44
Mr. Rubin               16,655        927,475.31
Mr. Carpenter           89,879      5,005,136.81
Mr. Lipp                75,463      4,202,345.81

The market price at the end of 1999 was $55.6875 per share. All shares were awarded under CAP.

  (C) Except for the 2,625,000 options awarded him in November 1998 under the founders grant, Mr. Weill has not received any option grants since our initial public offering in 1986 other than reload options. The grant of reload options did not increase Mr. Weill's net equity position.

  (D) Includes supplemental life insurance paid by Citigroup. For Mr. Reed, includes cash compensation earned under the Citicorp Savings Incentive Plan. Amounts in excess of contribution limits established by the IRS are paid to Mr. Reed in cash. This program is no longer available to senior executives.

  (E) Mr. Reed became an officer and director of Citigroup in October 1998 following the Citigroup merger. As the Citigroup merger was accounted for as a pooling of interests, the information in this proxy statement assumes Mr. Reed's employment by Citigroup for all of 1997 and 1998.

Under the Citicorp Deferred Compensation Plan, Mr. Reed's 1997 and 1998 annual incentive awards were paid 75% in cash and 25% in share units whose return is equivalent to the return on shares of common stock for a period of five years from the date the award was granted, at which time the deferred award is payable in cash. To the extent dividends are declared on the common stock, dividend equivalents will be credited on the share units in the form of additional units, which will automatically be reinvested.

  (F) As Mr. Rubin became an officer and director of Citigroup on October 26, 1999, his compensation is for the period from October 26, 1999 through December 31, 1999.

  (G) We estimate that for 1997 and 1998 approximately 80% of Mr. Lipp's compensation was for services to TAP and approximately 20% was for services to Citigroup and its affiliates (other than TAP and its subsidiaries). Until October 1998, Mr. Lipp served as TAP's Chairman of the Board, Chief Executive Officer and President. Since that time, he has continued to serve as TAP's Chairman in addition to serving as Chief Executive Officer of Citigroup's global consumer business.

 The bonus compensation Mr. Lipp received for 1997 and 1998 includes bonus compensation paid to him for services rendered to both Citigroup and TAP. His restricted stock award in 1997 was made under TAP CAP, which is substantially identical to CAP. At December 31, 1999, Mr. Lipp held 34,010 shares of TAP common stock under TAP CAP with a market value of $1,164,842.50. The market price of TAP common stock at the end of 1999 was $34.25 per share.

Stock options granted table

The following table shows 1999 stock option grants to the covered executives. All 1999 stock option grants, including reload options, were made under the Citigroup 1999 Stock Incentive Plan (SIP) or the Travelers Group 1996 Stock Incentive Plan. The value of stock options depends upon a long-term increase in the market price of the common stock: if the stock price does not increase, the options will be worthless; if the stock price does increase, the increase will benefit all stockholders.

The table describes options as either "initial" or "reload." Unless otherwise stated,

- The per share exercise price of all options is the closing price on the New York Stock Exchange (the NYSE) on the trading day before the option grant.

- Initial options generally vest in cumulative installments of 20% on each anniversary of the grant date, so that the options become fully exercisable five years after the grant, and remain exercisable until the tenth anniversary of the grant.

Reload options

All 1999 option grants to covered executives were reload options, except the grant to Mr. Rubin. Under the reload program, option holders can use Citigroup common stock they have owned for at least six months to pay the exercise price of their options and have shares withheld for the payment of income taxes due on exercise. They then receive a new reload option to make up for the shares they used or had withheld.

Reload options maintain the option holder's commitment to Citigroup by maintaining as closely as possible the holder's net equity position -- the sum of shares owned and shares subject to option.

The personnel, compensation and directors committee determines at the time of grant whether an option may be exercised under the reload program, and may amend the program guidelines at any time. For optionees who are eligible to participate in the reload program, the issuance of a reload option is not a new discretionary grant by Citigroup. Rather, the issuance results from rights that were granted to the option holder as part of the initial option grant. Reload options are subject to several restrictions.

- The option holder can not receive a reload option unless the market price of the stock on exercise is at least 20% greater than the exercise price. (An option holder can exercise an option at a lower price, but he or she will not receive a reload option.)

- If the option holder receives a reload option, the shares acquired must be held for two years, other than a small portion to account for the difference between the statutory minimum withholding rate and the highest marginal tax rate. (If the option holder did not receive a reload option, he or she could transfer the shares after one year.) Employees who are subject to the stock ownership commitment are not subject to this holding period.

- The reload option does not vest (i.e., become exercisable) for six months.

- The expiration date of the reload option is the same as that of the initial grant.

1999 OPTION GRANTS

                                 INDIVIDUAL GRANTS
                                                % OF TOTAL
                            NUMBER OF        OPTIONS GRANTED
                        SHARES UNDERLYING    TO ALL EMPLOYEES    EXERCISE OR                  GRANT DATE
                        OPTIONS GRANTED(A)       IN 1999         BASE PRICE     EXPIRATION   PRESENT VALUE
NAME                    INITIAL    RELOAD    INITIAL   RELOAD   ($ PER SHARE)      DATE         ($)(B)
----------------------------------------------------------------------------------------------------------
 John S. Reed                  0          0
                       ---------  ---------
 Robert E. Rubin       1,500,000          0    8.1                $47.8125       10/26/09     $18,457,107
                       =========  =========    ===                                            ===========
 Sanford I. Weill              0     73,200              .25       49.0833        2/18/03         474,682
                                    910,869             3.12       49.0833       10/30/02       5,906,743
                                  2,919,850            10.02       50.1667       10/30/02      19,360,118
                                  1,373,101             4.71       50.1667        4/30/03       9,104,373
                                     65,344              .22       50.1667        2/18/03         433,268
                                    397,195             1.36       53.3750       11/02/08       2,440,659
                                  1,088,405             3.73       55.8750        4/30/03       6,990,348
                                     40,420              .14       58.0000        2/18/03         271,312
                                  ---------            -----
 Total                         0  6,868,384            23.56                                   44,981,502
                       =========  =========            =====                                  ===========
 Michael A. Carpenter          0     35,004              .12       34.1667        2/03/05         155,263
                                     56,257              .19       35.5000        2/03/05         260,299
                                     19,270              .07       43.0625       11/01/06         115,343
                                     67,465              .23       47.5000        2/03/05         449,703
                                     28,434              .10       48.7500        2/03/05         190,698
                                     61,881              .21       48.6250        2/03/05         414,779
                                     47,409              .16       47.3750        2/03/05         307,755
                                     17,450              .06       54.2500       11/01/06         109,081
                                    111,131              .38       53.3750       11/02/08         682,871
                                     16,671              .06       58.0000       11/01/06         111,901
                                     15,802              .05       58.0000        2/03/05         106,068
                                     16,593              .06       55.3125       11/01/06         104,787
                                  ---------            -----
 Total                         0    493,367             1.69                                    3,008,548
                       =========  =========            =====                                  ===========
 Robert I. Lipp                0     26,914              .09       40.8333        1/28/08         149,403
                                    206,625              .71       50.1667       11/02/02       1,370,031
                                     46,567              .16       50.1667        2/22/03         308,767
                                    101,265              .35       50.1667        5/02/03         671,439
                                     38,923              .13       50.1667       11/26/04         258,083
                                     45,328              .16       50.1667       12/14/05         300,551
                                     18,021              .06       50.1667       11/01/06         119,489
                                     21,028              .07       47.3333       11/26/04         134,191
                                     23,457              .08       47.3333       12/14/05         149,688
                                     18,334              .06       47.3333       11/01/06         116,999
                                     20,959              .07       47.8125       11/26/04         116,317
                                     17,360              .06       54.2500       11/01/06         108,518
                                     22,708              .08       54.2500        1/28/08         141,949
                                    111,137              .38       53.3750       11/02/08         682,908
                                     22,780              .08       54.8750       12/14/05         143,561
                                    119,011              .41       55.8750       11/02/02         764,355
                                     66,035              .23       55.8750        2/22/03         424,114
                                     55,887              .19       55.8750        5/02/03         358,938
                                     16,444              .06       55.8750       11/26/04         105,613
                                     18,755              .06       57.1875       11/26/04         121,705
                                     20,921              .07       57.1875       12/14/05         135,760
                                     16,352              .06       57.1875       11/01/06         106,111
                                  ---------            -----
 Total                         0  1,054,811             3.62                                    6,788,487
                       =========  =========            =====                                  ===========

Notes to option grant table

  (A) The total options outstanding at the end of 1999 for each covered executive is shown as "number of shares underlying unexercised options at 1999 year-end" in the table "1999 aggregated option exercises and year-end option values" below

  (B) The "grant date present value" numbers in the table were derived by application of a variation of the Black-Scholes option pricing model. The following assumptions were used in employing the model

- Stock price volatility was calculated using the weekly closing price of Citigroup common stock on the NYSE for the year before the option grant date.

- The risk-free interest rate for each option grant was the interpolated market yield on the date of grant on a Treasury bill with a term identical to the subject estimated option life, as reported by the Federal Reserve.

- The dividend yield (based upon the actual annual dividend rate during 1999) was assumed to be constant over the life of the option.

- For reload options, which vest six months after the date of grant, exercise was assumed to occur approximately twelve months after the grant date, based on each individual's historical experience of the average period between the grant date and exercise date.

- For options that vest at a rate of 20% per year, exercise was assumed to occur approximately five years after the grant date, based on an estimate of the average period between the grant date and exercise date.

- The values arrived at through the Black-Scholes model were discounted by 18.75% to reflect the reduction in value (as measured by the estimated cost of protection) of the options for senior management due to the holding requirements of the stock ownership commitment. The discount has been reduced from 25%, which was used in prior years, to 18.75%, to reflect the change in the percentage ownership requirements under the stock ownership commitment. For purposes of calculating the discount, a five year holding period was assumed even though a particular executive may be a member of senior management for more or less than five years.

Option exercises table

The following table shows the aggregate number of shares underlying options exercised in 1999 and the value at year-end of outstanding options, whether or not exercisable.

1999 AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                                     NUMBER OF SHARES           VALUE OF UNEXERCISED IN
                                                                  UNDERLYING UNEXERCISED       THE MONEY OPTIONS AT 1999
                             SHARES ACQUIRED   VALUE REALIZED    OPTIONS AT 1999 YEAR-END            YEAR-END($)(C)
NAME                         ON EXERCISE(A)        ($)(B)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------
 John S. Reed                           0                $0      4,500,001      3,307,500     $178,856,449    $81,825,539
 Robert E. Rubin                        0                 0              0      1,500,000                0     11,805,000
 Sanford I. Weill               7,737,195        75,692,513      6,870,015      3,626,020       41,285,724     52,062,333
 Michael A. Carpenter             655,375        12,230,745         60,694      1,200,336          532,335     26,375,513
 Robert I. Lipp                 1,278,001        18,464,135        456,730      1,333,349        2,521,531     22,065,397

Notes to options exercised table

  (A) This column shows the number of shares underlying options exercised in 1999 by the covered executives. The actual number of shares received by these individuals from options exercised in 1999 (net of shares used to cover the exercise price and withheld to pay income tax) was:

EXECUTIVE                               SHARES
-----------------------------------------------
 Mr. Reed                                     0
 Mr. Rubin                                    0
 Mr. Weill                              868,809
 Mr. Carpenter                          162,008
 Mr. Lipp                               223,188

  (B) "Value realized" is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised. "Value realized" numbers do not necessarily reflect what the executive might receive if he or she sells the shares acquired by the option exercise, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option. All of the covered executives have made the stock ownership commitment (described above) to hold at least 75% of their Citigroup stock while they are members of senior management.

  (C) "Value of unexercised in the money options" is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised options at the end of 1999 multiplied by the difference between the exercise price for the grant and the year-end market price, excluding grants for which the difference is equal to or less than zero.

RETIREMENT PLANS

Domestic employees of Citigroup Inc. are currently covered by a single qualified pension plan, The Citigroup Pension Plan (the Qualified Plan). This plan provides different benefit formulas for different portions of the covered population. Employees become eligible to participate in the Qualified Plan after one year of service, and benefits under the Qualified Plan generally vest after 5 years of service. The normal form of benefit under the Qualified Plan is a joint and survivor annuity (payable over the life of the participant and spouse) for married participants, and a single life annuity (payable for the participant's life only) for single participants. Other forms of payment are also available.

In addition, there are nonqualified programs to provide for retirement benefits in respect of covered compensation in excess of the Internal Revenue Code compensation limit ($160,000 for 1999), or in respect of benefits accrued in excess of the Internal Revenue Code benefit limit ($130,000 for 1999).

The specific provisions governing retirement benefits for covered executives are detailed below.

PENSION CHANGES EFFECTIVE
JANUARY 1, 2000

Effective January 1, 2000, the Qualified Plan was amended to provide a cash balance benefit formula (the Citibuilder cash balance formula) to the majority of Qualified Plan participants who were Citicorp employees prior to the Citigroup merger. Participants who were pre-merger Citicorp employees, and who, as of December 31, 1999:

- Were at least 45 years of age,

- Had at least 5 years of service, and

- Had age and service totaling at least 60,

are considered to be "grandfathered" and will continue to accrue benefits under the prior formula for Citicorp employees. The benefit payable at retirement under this formula is based on a specified percentage of the average of covered compensation for the five highest paid years of the last ten years of employment, offset by an estimated social security benefit.

The Citibuilder cash balance benefit is expressed in the form of a hypothetical account balance. Benefit credits accrue annually at a rate between 2% and 7%; the rate increases with age and service. Interest credits are applied annually to the prior year's balance; these credits are based on the yield on 30-year Treasury bonds. Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum.

In addition to pre-merger Citicorp employees, select Qualified Plan participants who were pre-merger Travelers Group employees, and who are now Citigroup employees, are covered under the Citibuilder cash balance formula beginning January 1, 2000.

Mr. Reed is a grandfathered participant; his benefits are determined under the prior Citicorp formula. Messrs. Weill, Rubin, and Lipp are covered under the Citibuilder cash balance formula beginning January 1, 2000. Benefits for Messrs. Weill and Lipp for service accrued prior to January 1, 2000 were determined under the Travelers Group cash balance formula described below.

BENEFITS FOR FORMER TRAVELERS GROUP EMPLOYEES

Pre-merger Travelers Group employees are covered by a different cash balance formula (the Travelers Group cash balance formula). The Travelers Group cash balance benefit is also expressed in the form of a hypothetical account balance. Benefit credits accrue annually at rate between 0.75% and 7.0%; the rate increases with age and service. An additional amount of 1% to 2.5% accrues in respect of covered compensation in excess of the Social Security Wage Base ($72,600 for 1999, increasing to $76,200 for 2000). Interest credits are applied annually to the prior year's balance; these credits are based on the yield on 30-year Treasury bonds. Although the normal form of the benefit is an annuity, the hypothetical account balance is also generally payable as a single lump sum upon retirement.

NONQUALIFIED PENSION PLANS

Citigroup sponsors nonqualified programs which provide benefit accruals in respect of compensation or benefits exceeding Internal Revenue Service limitations (described above). The formula governing these nonqualified accruals mirrors the applicable formula in the Qualified Plan.

The supplemental nonqualified plan covering Mr. Reed was amended in 1999 to limit covered compensation. The annual compensation limit for Mr. Reed is defined as the sum of base salary as of December 31, 1999, plus 85% of his variable compensation target for 1998. The covered compensation for Mr. Reed for 1999 is $4,505,000.

For participants covered by the Citibuilder cash balance formula, there is a limit of $500,000 on compensation covered by the nonqualified plan. This limit applies to future nonqualified accruals for Messrs. Weill, Rubin, and Lipp.

For certain participants covered by the Travelers Group cash balance formula, there is a limit of $300,000 on compensation covered by the nonqualified plan. For other participants (including employees of Salomon Smith Barney), a nonqualified benefit is not provided. Hence, Mr. Carpenter is not currently covered for nonqualified accruals.

In addition to these programs, there is a Supplemental Retirement Plan (SERP) which, for certain pre-merger Travelers Group employees, provided additional pension benefits for service through the end of 1993. Accruals under the SERP were frozen as of December 31, 1993. Messrs. Weill and Lipp participate in this frozen SERP.

ESTIMATED ANNUAL BENEFITS UNDER ALL PLANS

The estimated annual benefit provided in total by all plans described above, expressed in the form of a single life annuity, is as follows:

                          YEARS OF
                       SERVICE THROUGH    ESTIMATED ANNUAL
EXECUTIVE                   1999              BENEFIT
----------------------------------------------------------
 Mr. Reed                    34              $2,720,000
 Mr. Rubin                    0                   7,757
 Mr. Weill                   13                 634,160
 Mr. Lipp                    13                 294,804
 Mr. Carpenter                4                  21,310

These estimates are based on the following assumptions:

- The benefit is determined as of age 65, or current age if greater, except that for Mr. Reed the benefit is determined as of age 61, his actual age at scheduled retirement.

- Covered compensation for each covered executive remains constant at 1999 levels.

- Regulatory limits on compensation and benefits, and the Social Security Wage Base remain constant at 1999 levels.

- The interest crediting rate for cash balance benefits for 1999 (5.5%) remains constant.

- The interest rate used to convert hypothetical account balances to annual annuities for 1999 (5.5%) remains constant.

EMPLOYMENT PROTECTION AGREEMENTS

In 1986 Citigroup's predecessor entered into an agreement with Mr. Weill (amended in 1987), which provides that Mr. Weill will receive an annual salary, incentive participation and employee benefits as determined from time to time by the board. The agreement contains automatic one-year renewals (unless notice of nonrenewal is given by either party). If Mr. Weill's employment is terminated without cause, Mr. Weill will be paid and will receive other employee benefits in effect at the termination date through the remaining term of the agreement, and also will be entitled to two years additional vesting and exercise of his stock options (and a cash payment based on the value of any portion of the stock options that would not vest within such additional period). During such period of continuing payments and stock option vesting and exercise, Mr. Weill would be subject to certain confidentiality and other provisions in favor of Citigroup.

Mr. Rubin is party to an employment agreement dated as of October 26, 1999, under which he has agreed to serve as Director, Chairman of the Executive Committee and a member of the Office of the Chairman of Citigroup. The agreement provides that Mr. Rubin will receive a base salary of $1 million annually and a bonus for each of 2000 and 2001 of $14 million, which bonus amounts are being deferred. As reflected in the summary compensation table, these amounts were prorated for 1999. The agreement provides for a grant in each of 1999 and 2000 of 1.5 million Citigroup stock options and certain other benefits. If Mr. Rubin's employment is terminated without cause, or under certain circumstances, the agreement provides for certain continued payments and vesting of stock options and CAP awards. Following any termination, Mr. Rubin would be subject to certain confidentiality and other provisions in favor of Citigroup.

CERTAIN TRANSACTIONS

The Travelers Insurance Company, The Travelers Life & Annuity Company, Travelers Casualty and Surety Company and The Standard Fire Insurance Company, each a subsidiary of Citigroup, purchased during 1999 limited partnership interests in Capricorn Investors III, L.P. (the Fund). The Fund is a limited partnership whose business is to acquire equity and equity-like securities in public or private companies. Dudley Mecum, a Citigroup director, is a managing director of Capricorn Holdings, LLC, the general partner of the Fund. Citigroup's aggregate indirect investment in the Fund, $7.5 million, made through the subsidiaries listed above, represents less than 10% of the capital of the Fund.

INDEBTEDNESS

Before and during 1999, executive officers have incurred indebtedness to Salomon Smith Barney, a wholly owned subsidiary of Citigroup and a registered broker-dealer, and/or other broker/dealer subsidiaries of Citigroup, on margin loans against securities accounts. The margin loans were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions for other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Certain transactions involving loans, deposits and sales of commercial paper, certificates of deposit and other money market instruments and certain other banking transactions occurred during 1999 between Citibank and other Citigroup banking subsidiaries on the one hand and certain directors or executive officers of Citigroup, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the directors, the executive officers or their family members on the other. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Mr. Jones, an executive officer, is indebted to Citigroup under a forgivable loan made to him by Citigroup in an original principal amount of $1.2 million. The maximum amount of Mr. Jones' indebtedness to Citigroup during 1999 was $800,000, which was reduced to $400,000 in September 1999. The principal of the loan is forgiven in equal annual installments of $400,000 during the three-year term of the loan. The loan was made in connection with Mr. Jones' agreement to leave his prior position to join Citigroup. If Mr. Jones resigns or is terminated for any reason, the outstanding principal amount of the loan will become immediately due together with interest at the rate of 10% accruing from the date of termination. The loan is otherwise non-interest bearing. In connection with the September reduction of the loan, Mr. Jones was indebted to the Company with respect to withholding taxes paid on his behalf by Citigroup, which Mr. Jones subsequently repaid. The amount of the advance was $149,000.

RATIFICATION OF SELECTION OF AUDITORS

The board of directors has selected KPMG LLP as the independent auditors of Citigroup for 2000. KPMG has served as the independent auditors of Citigroup and its predecessors since 1969. Arrangements have been made for a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions.

The selection of KPMG as Citigroup's auditors must be ratified by a majority of the votes cast at the annual meeting.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF KPMG AS
                   CITIGROUP'S INDEPENDENT AUDITORS FOR 2000.

APPROVAL OF AN INCREASE IN AUTHORIZED COMMON STOCK

On January 18, 2000, the board of directors unanimously approved an amendment to Citigroup's certificate of incorporation to permit Citigroup to issue up to 10 billion shares of common stock. The board directed that the amendment be voted on by stockholders. The form of the proposed amendment is attached to this proxy statement as Annex A.

Citigroup is currently permitted to issue up to an aggregate of 6 billion shares of common stock. As of March 2, 2000, [3,406,537,901] shares of common stock were issued and outstanding including [44,736,451] shares that were held by Citigroup's subsidiaries. Approximately [525] million additional shares were reserved for issuance under Citigroup's compensation and benefit plans, and [838,000] shares were reserved for issuance upon conversion of outstanding Citigroup convertible securities. As of March 2, 2000, Citigroup could issue [2,880,699,901] shares of common stock.

The board would like to increase the number of shares of common stock that Citigroup can issue for possible stock splits, acquisitions, financings and other corporate purposes. The board believes that stock splits enhance the liquidity and marketability of the common stock by increasing the number of shares outstanding and lowering the price per share. The board has approved stock splits on six prior occasions: 3-for-2 in May 1999, 3-for-2 in November 1997, 4-for-3 in November 1996, 3-for-2 in May 1996, 4-for-3 in August 1993 and 3-for-2 in February 1993. Taken together, these splits are equivalent to a 9-for-1 split.

Citigroup does not currently plan to issue any of the additional shares of common stock and is subject to some restrictions on its ability to do so. NYSE rules require stockholder approval of issuances of common stock under certain circumstances including when the number of shares to be issued equals or exceeds 20% of the voting power outstanding (for Citigroup currently, issuance of more than approximately [671.5] million shares of common stock). The board can issue shares from time to time in accordance with sec and nyse rules without obtaining the approval of stockholders.

Newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to receive dividends paid by Citigroup. Stockholders do not have preemptive rights.

While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the board does not intend or view the increase in authorized common stock as an anti-takeover measure, nor is Citigroup aware of any proposed or contemplated transaction of this type.

The increase in Citigroup's authorized share capital must be approved by a majority of all outstanding shares.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT
      TO CITIGROUP'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE TO
         10 BILLION THE SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE.

APPROVAL OF CITIGROUP 2000 STOCK PURCHASE PLAN

On January 18, 2000, Citigroup's board of directors approved the Citigroup 2000 Stock Purchase Plan and recommended submitting the plan to stockholders for approval at the annual meeting. If approved, the plan will become effective May 1, 2000. On January 18, 2000, Citigroup filed a Registration Statement on Form S-8, (No. 333-94905), that registered 50,000,000 shares of Citigroup common stock for the Citigroup 2000 Stock Purchase Plan and other Citigroup equity compensation plans.

The plan enables eligible employees to purchase common stock through payroll deductions. The plan is intended to qualify under section 423 of the Internal Revenue Code and its regulations. If section 423 is amended in any way, the personnel, compensation and directors committee may amend the plan to conform to such changes. The following summary is qualified by reference to the complete text of the plan, which is attached as Annex B.

THE PLAN

Up to 50 million shares of common stock, subject to adjustments for stock dividends, splits and other events that affect the number of shares of common stock outstanding, may be issued under the plan.

Maximum purchase. The plan is open to eligible employees of Citigroup and participating subsidiaries. A participant's stock purchases during a calendar year may not exceed the lesser of

- a percentage of the participant's compensation or a total dollar amount as specified by the committee, or

- $25,000.

Benefits. Since participation in the plan is voluntary, future benefits to be allocated to any individual or group of individuals under the plan cannot be determined at this time.

STOCK PURCHASE AGREEMENT. Participants will enter into a stock purchase agreement with Citigroup. The agreement will state the number of shares of common stock to be purchased and will authorize Citigroup during the offering period to withhold from the participant's pay amounts that, together with accrued interest, will equal the purchase price of the shares. Citigroup or the appropriate participating subsidiary will credit these amounts to a plan account, and this account will bear interest at a rate determined by the committee.

Types of offering. The plan provides for both fixed price and variable price offerings. In a fixed price offering, the purchase price of a share of common stock will be at least 85% of its fair market value on the date of the agreement. In a variable price offering, the purchase price of a share of common stock will be at least 85% of its fair market value on the date of purchase.

Offering periods will be established by the committee, but may not exceed 27 months for a fixed price offering and five years for a variable price offering.

The committee determines which type of offerings it will make.

Purchase of shares. At the end of the offering period, if the fair market value of a share of common stock is equal to or greater than the purchase price specified in the agreement, the shares covered by the agreement automatically will be purchased by the participant with the funds held on behalf of the participant in the plan account. However, the participant may elect not to purchase any shares or to purchase fewer than all of the shares covered by the agreement Any balance in the plan account held on behalf of the participant after purchase of the shares, including accrued interest, will be paid to the participant. If a participant does not purchase any shares, all funds in the plan account held on his or her behalf, including accrued interest, will be paid to the participant.

The committee may permit a participant to purchase all or part of the shares before the end of the offering period. If the participant elects to purchase stock before the end of the offering period, but does not have enough funds held on his or her behalf in the plan account, the participant must pay the balance in a manner approved by the committee.

Termination of agreement. A participant may terminate the agreement before the end of the offering period and receive a cash refund of his or her funds in the plan account, including accrued interest. The committee will determine how long a participant must wait before he or she may participate in the plan again.

Termination of employment. The committee will determine the effects of a participant's retirement, death, disability, leave of absence or any other termination of employment during the offering period.

Change of control. To maintain the participant's rights if there is a change in control of Citigroup, the committee may at any time adjust the terms of outstanding agreements as it deems appropriate to reflect the change of control, or may cause the surviving corporation in the change of control to assume the outstanding agreements or substitute new agreements.

Amendments. The committee may amend, suspend or discontinue the plan or amend outstanding agreements mad e under the plan as long as such action is not prohibited by section 423 of the Internal Revenue Code.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the principal United States federal income tax consequences of transactions under the plan. The summary is not intended to be exhaustive, does not constitute tax advice and does not describe state, local or foreign tax consequences.

The plan is intended to be a tax-qualified "employee stock purchase plan" under section 423 of the Internal Revenue Code. The plan is not qualified under section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Amounts deducted from a participant's pay under the plan remain taxable income to the participant in the year the amounts are earned, and are subject to taxation to the same extent as other compensation income received by the participant. Participants will not recognize additional taxable income either

- when the agreement is entered into or

- when the shares are purchased.

The participant must pay taxes on the interest he or she accrues. The tax basis of the shares purchased will be the price at which they are purchased. The participant's holding period for a share will begin on the date he or she purchases the shares.

If stock purchased under the plan is held for more than

- one year after the date of purchase and

- two years after the date of the agreement, or if the participant dies at any time while holding the shares, the participant will recognize ordinary compensation income at the time of dispo-sition (by sale, exchange or gift) or death equal to the lesser of

- the excess of the fair market value of the shares on the date of the agreement over the purchase price or

- the excess of the fair market value of the shares at the time of the disposition or death over the purchase price.

The participant's basis in the shares disposed of will be increased by the amount of ordinary income recognized. Any additional gain recognized on the disposition will be taxed as long-term capital gain.

If stock purchased under the plan is held for less than one year after the date of purchase or less than two years after the date of the agreement, the participant will recognize ordinary income at the time of disposition (by sale, exchange or gift) to the extent that the fair market value of the stock at the date of purchase was greater than the purchase price. This amount is considered ordinary compensation income in the year of disposition (by sale, exchange or gift) and is subject to tax withholding even if no gain is realized on the disposition. Any additional gain or loss recognized by the participant on the disposition will be short-term or long-term capital gain or loss, depending on the participant's holding period for the shares transferred.

Citigroup or a participating subsidiary will not receive a tax deduction when shares are acquired under the plan and held for the requisite period described above. However, when stock is purchased under the plan and the shares are disposed of prior to the one and two year periods described above, the participant's employer generally is entitled to a tax deduction at that time and in the amount of the compensation income recognized by the participant.

RECOMMENDATION

We believe the plan is an effective means of aligning the interests of a broad range of employees with the interests of our stockholders. Approval of the plan must be ratified by a majority of the votes cast at the annual meeting.

                   THE BOARD RECOMMENDS THAT YOU VOTE FOR THE
                      CITIGROUP 2000 STOCK PURCHASE PLAN.

STOCKHOLDER PROPOSALS

PROPOSAL 1

Harold Kurte and Robert L. Kurte, 2701 Edgewater Court, Weston, Florida 33332, beneficial owners of 375 shares, have submitted the following proposal for consideration at the annual meeting:

SHAREHOLDER PROPOSAL OF HAROLD KURTE AND ROBERT L. KURTE FOR THE 1999 ANNUAL MEETING OF CITIGROUP INC.

"WHEREAS WE BELIEVE:

That all directors of Citigroup Inc. should be elected directly by the shareholders of the corporation.

And at the present time there exists the situation where the Board of this corporation can create a separate class of directors who through not being elected by the shareholders are therefore not accountable to the shareholders of this company.

"AND WHEREAS:

The position of honorary director receives the same benefits and compensation as those directors of the corporation who are elected annually by all shareholders of the corporation.

"HEREBY BE IT RESOLVED:

The position of honorary director be immediately eliminated and that from hence forward all directors of Citigroup Inc. be elected by all the shareholders of the corporation.

SUPPORTING STATEMENT

More than 200 years ago the people living in what has become known as the United States fought a revolution to create the country we now live in. The rallying cry of that event: "NO TAXATION, WITHOUT REPRESENTATION," came to represent the feelings of those who rose up in rebellion.

Today the Shareholders of Citigroup Inc. are facing a similar situation where the board of this corporation had decided to create a "separate" class of directors. Who by the simple fact that they are not elected by the shareholders of this company are no longer accountable to them even though they enjoy the same perks and privileges as those members of the Board elected by the shareholders.

In effect the shareholders of the company are unfairly taxed to the amount of at least $125,000 in annual retainer that this director receives along with other compensation not required to be disclosed to shareholders.

Therefore we feel that All directors should and must be elected by All the shareholders of the corporation and hope you will support our proposal.

                               MANAGEMENT COMMENT

The title of "honorary director" that has been given to the Hon. Gerald R. Ford is in recognition of his prior contributions to the Board and his continued status as an advisor and consultant to the Board. Indeed, the Board is privileged to be able to avail itself of his advice and wisdom.

The mere grant of an honorary title, without more, does not create a separate class of directors. The Hon. Gerald R. Ford does not have the right to vote on any actions taken by the Board, his presence at meetings of the Board of Directors does not count for quorum purposes and he is not subject to director liability. The characterization of his position with the Board as constituting a separate class of directors is untrue and, therefore, the proposal lacks merit.

           THE BOARD RECOMMENDS THAT YOU VOTE against THIS PROPOSAL.

Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

PROPOSAL 2

Richard A. Dee, 115 East 89th Street, New York, New York 10128, beneficial owner of 540 shares, has submitted the following proposal for consideration at the annual meeting:

     "IT IS HEREBY REQUESTED THAT THE BOARD OF DIRECTORS PROMPTLY ADOPT A RESOLUTION CALLING FOR ESTABLISHMENT OF A STOCKHOLDER MATCHING GIFT PROGRAM, SIMILAR TO AND PATTERNED ON EMPLOYEE MATCHING GIFT PROGRAMS, THAT WILL ENABLE CITIGROUP STOCKHOLDERS TO HAVE ALL OR A PORTION OF THE DIVIDENDS TO WHICH THEY BECOME ENTITLED PAID TO QUALIFYING ORGANIZATIONS OF THEIR CHOICE, WITH SUCH CONTRIBUTIONS MATCHED BY THE COMPANY TO AN EXTENT DETERMINED BY THE BOARD.

     "Such a program will provide the owners of Citigroup, its stockholders, with incentives and a way to leverage their generosity similar to those that well over 1,000 forward-looking companies now provide their employees.

     "For many years, support of educational and other socially-beneficial organizations has been encouraged by the Employee Matching Gift Programs. Education is widely considered to be the most crucial factor that will determine our nation's future, and educational organizations receive about 75% of the value of matching gifts generated by similar well-established and well-accepted programs offered by over a thousand forward-looking companies.

     "A Stockholder Matching Gift Program similar to and patterned upon Employee Matching Gift Programs, will provide a new right and a new sense of participation to Citigroup stockholders, most of whom, in common with the stockholder-owners of most large publicly-owned companies, now experience little if any connection to the company.

     "The Stockholder Matching Gift Program concept is new, and establishment of such a program for Citigroup stockholders therefore will require action by the Board of Directors -- as called for by the Proposal. Program implementation and day-to-day operation will be the responsibility of management.

     "In recent years, stockholders of a growing number of major publicly-owned companies, including Citigroup, have been critical of corporate charity -- its extent and its recipients. A Stockholder Matching Gift Program will enable Citigroup stockholders to designate, relative to their ownership interests in the company, the amounts and recipients of at least some part of the company's charity.

     "Although matching gift programs that enable the leveraging of individual charity are available to many investors through their employers, a far greater number, including many Citigroup stockholders, have no access at all to these important and valuable socially-beneficial programs because they are self-employed or employees or retirees of companies without such programs.

     "Because the financial needs of many stockholders decline following their retirement, opportunities to leverage their generosity through Stockholder Matching Gift Programs hopefully will serve as powerful incentives for many such stockholders to increase substantially their contributions to socially-beneficial organizations.

     "Investors have begun to look with favor upon companies genuinely concerned with the nation's future -- companies that consider contributions to the nation's future "affordable". A Stockholder Matching Gifts Program will enhance Citigroup's reputation as an active and concerned corporate citizen, and the cost of such a program will be more than justified by increased community goodwill and the building of a more loyal and supportive stockholder base.

"PLEASE VOTE FOR THIS PROPOSAL."

                               MANAGEMENT COMMENT

The establishment of the program called for by the proposal could subject Citigroup to substantial financial liability, as well as costly administrative burdens. In addition, by removing from the Board the ability to determine how much money would be expended for and in connection with dividend payments, the proposal could cause Citigroup to violate Delaware law. Therefore, it is not in the best interests of Citigroup.

Implementation of the proposal would require Citigroup management to allocate indeterminate amounts of corporate funds, over and above dividend payments, in order to match the contributions made by stockholders. The indeterminate nature of stockholder-directed contributions would undercut the ability of the Board of Directors to make proper determinations to declare and pay dividends in accordance with applicable law. In addition, the proposal does not specify whether it relates to cash dividends or stock dividends, each of which raises significant issues. If a cash dividend were declared, a matching contribution could be of such magnitude that Citigroup would be unable to pay it out of funds properly available for dividends. Similarly, if a stock dividend were declared, a matching contribution could be of such magnitude that the total dividend payment could exceed the number of shares authorized under Citigroup's certificate of incorporation.

Corporate philanthropy and community involvement are significant functions at Citigroup, and are undertaken through the Citigroup Foundation, as well as through various business initiatives, which focus Citigroup's charitable resources on numerous worthy entities in the markets in which we operate.

           THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

PROPOSAL 3

Clinton G. Weiman, M.D. 2 Roberta Lane, Greenwich, Connecticut, 06830, beneficial owner of 7,479 shares, has submitted the following proposal for consideration at the annual meeting:

Whereas, Citigroup discontinued the matching gift program on December 31, 1998. During 1998 the Corporation was responsible for matching funds to various organizations to the extent of eight million dollars ($8,000,000). Of this eight million dollars the Board of Directors as individuals contributed about two million dollars to charitable organizations of their choice. Therefore, Citigroup had to match the two million dollars, twenty-five percent of the entire program.

Whereas, the Board of Directors regularly make a recommendation to stockholders regarding stockholder proposals, it would seem reasonable they would recommend stockholders approve this proposal since the Directors are major users of the benefit.

Whereas, this program allows and encourages Citigroup staff and retirees to participate in financial support of their favorite charities it should be reinstituted. There is a critical need in todays world for our citizens to financially support educational institutions, Health care enterprises and cultural organizations.

Whereas, Citigroup's highly compensated executives often receive accolades for their charitable contributions; there should be an equal opportunity for individuals who are not in highly compensated positions to receive credit for support of their favorite charities.

Resolved, since it is perceived the organization regards this expense as unnecessary, it is suggested a cap of five thousand dollars be placed on any employee or retiree's annual charitable contribution requiring matching. Certainly, this would put the Directors in a position to recommend stockholders approve this proposal.

                               MANAGEMENT COMMENT

The establishment of the program called for by the proposal could subject Citigroup to substantial financial liability, as well as costly administrative burdens. Therefore, it is not in the best interests of Citigroup.

Corporate philanthropy and community involvement are significant functions at Citigroup, and are undertaken through the Citigroup Foundation, as well as through various business initiatives, which focus Citigroup's charitable resources on numerous worthy entities in the markets in which we operate. Citigroup management also offers employees the opportunity to participate in Citigroup's Volunteer Incentive Program, which complements Citigroup's existing charitable programs and does not subject Citigroup to substantial financial liability.

           THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, a stockholder who intends to present a proposal at the next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the Secretary of Citigroup, at the address on the cover of this proxy statement. The proposal must be received no later than November 17, 2000.

Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the next annual meeting must notify Citigroup in writing of the information required by the provisions of Citigroup's by-laws dealing with stockholder proposals. The notice must be delivered to Citigroup's Corporate Secretary between December 18, 2000 and January 17, 2001. You can obtain a copy of Citigroup's by-laws by writing the Corporate Secretary at the address shown on the cover of this proxy statement.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

Citigroup pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Citigroup may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of Citigroup will be specially compensated for these activities. Citigroup also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay the brokers, banks and other nominees certain expenses they incur for such activities. Citigroup has retained Morrow & Co. Inc., a proxy soliciting firm, to assist in he solicitation of proxies, for an estimated fee of $20,000, plus reimbursement of certain out-of-pocket expenses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Exchange Act requires Citigroup's officers and directors, and persons who own more than ten percent of a registered class of Citigroup's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish Citigroup with copies of the forms. Based on its review of the forms it received, or written representations from reporting persons, Citigroup believes that, during 1999, each of its officers, directors and greater than ten percent stockholders complied with all such filing requirements.

                                    ANNEX A

                       PROPOSED AMENDMENT TO CITIGROUP'S
                     RESTATED CERTIFICATE OF INCORPORATION
    ------------------------------------------------------------------------

     The first sentence of paragraph A, Article FOURTH, is hereby amended to read in its entirety as follows:

        The total number of shares of Common Stock which the Corporation shall have authority to issue is Ten Billion (10,000,000,000) shares of Common Stock having a par value of one cent ($.01) per share.

    ------------------------------------------------------------------------

                                    ANNEX B

                       CITIGROUP 2000 STOCK PURCHASE PLAN
                            (EFFECTIVE MAY 1, 2000)
--------------------------------------------------------------------------------

1.   PURPOSE

     The purposes of the Citigroup 2000 Stock Purchase Plan are (i) to serve as an employment incentive and (ii) to encourage stock ownership by Eligible Employees in order to align their long-term financial interests with those of the Company's stockholders. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.   EFFECTIVE DATE AND DURATION OF PLAN

     The Plan will become effective May 1, 2000, subject to approval by the stockholders of the Company. No Agreement shall be entered into pursuant to the Plan after April 30, 2010, unless the Plan is terminated earlier in accordance with the provisions of Section 21.

3.   DEFINITIONS

     "AGREEMENT" means a stock purchase agreement, the form of which has been approved by the Committee, pursuant to which Eligible Employees may purchase Common Stock under the Plan.

     "BOARD" means the Board of Directors of the Company.

     "CHANGE OF CONTROL" has the meaning set forth in Section 17.

     "CLOSING DATE" means the last day of the stated term of an Agreement as established by the Committee.

     "CODE" means the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder and any successor thereto.

     "COMMITTEE" means the Personnel, Compensation and Directors Committee of the Board, or its designee.

     "COMMON STOCK" means the Common Stock of the Company, $.01 par value per share.

     "COMPANY" means Citigroup Inc., a Delaware corporation.

     "COMPENSATION" means, unless the Committee determines otherwise, base salary plus any "regular" shift differential, or, for Eligible Employees who do not earn a base salary, earned commissions as of a date determined by the Committee, expressed as an annual rate. "Compensation" does not include any incentive or other awards, bonus payments, overtime payments, or similar distributions or contributions to any employee benefit plan of the Company or any Designated Subsidiary.

     "DESIGNATED SUBSIDIARY" means a Subsidiary that has been designated by the Committee from time to time as being eligible to participate in the Plan.

     "ELIGIBLE EMPLOYEES" means those Employees who have been designated by the Committee, in its discretion, in accordance with the provisions of Section 423 of the Code as being eligible to participate in the Plan.

     "EMPLOYEE" means an individual who is an employee of the Company or a Designated Subsidiary as of the date or dates determined by the Committee.

     "FAIR MARKET VALUE" as of any given date means, unless the Committee determines otherwise, the closing price of a share of Common Stock on the composite tape of New York Stock Exchange listed securities on the business day immediately preceding such date.

     "PLAN" means the Citigroup 2000 Stock Purchase Plan, as amended from time to time.

     "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations including the Company provided that, on the date of the relevant Agreement hereunder, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "1934 ACT" means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

4.   ADMINISTRATION

     The Committee shall have full and exclusive power to administer and interpret the Plan. The Committee may determine, from time to time, that the Company shall offer to Eligible Employees the opportunity to enter into Agreements. The Committee's authority includes, but is not limited to the authority to, from time to time, subject to the express provisions of the Plan and Section 423 of the Code:

     (a) determine whether Agreements shall be offered under Section 8(a) or (b) of the Plan;

     (b) determine which Employees shall be Eligible Employees and which Subsidiaries shall be Designated Subsidiaries;

     (c) prescribe and modify the form and provisions of the Agreements and the method of delivery and execution thereof;

     (d) decide questions which may arise with respect to the interpretation, construction or application of the Plan or any Agreement;

     (e) amend, suspend or terminate the Plan, in accordance with the provisions of Section 21;

     (f) adopt and amend such administrative rules, regulations, procedures and guidelines governing the Plan and the Agreements as it may deem necessary in its discretion;

     (g) establish all other terms, conditions, restrictions and limitations applicable to Agreements, including but not limited to those relating to an Eligible Employee's retirement, death, disability, leave of absence or any other termination of employment; and

     (h) establish the terms, conditions, limitations and restrictions which will apply to Eligible Employees working outside of the United States, to the extent necessary to comply with local laws, rules, regulations and policies.

     The Committee shall have the power to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate in its discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders, subsidiaries and all Employees.

     The Committee may at any time delegate its responsibilities regarding the administration of the Plan to another committee or to one or more officers of the Company. The Committee may not delegate its authority to determine, from time to time, that the Company shall offer to enter into Agreements.

     No member of the Committee shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee shall be entitled to indemnification and reimbursement. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

5.   ELIGIBILITY

     (a) Only Eligible Employees may participate in the Plan.

     (b) No Eligible Employee may enter into an Agreement if such Eligible Employee, immediately after the Agreement is entered into, owns stock having five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For this purpose, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Eligible Employee. Stock which may be purchased by an Eligible Employee under an outstanding Agreement shall be treated as stock owned by the Eligible Employee.

6.   COMMON STOCK

     (a) The stock subject to Agreements shall be shares of Common Stock which have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares of Common Stock may consist of shares of Common Stock purchased in open market transactions. Subject to adjustment in accordance with the provisions of Section 16, the aggregate number of shares of Common Stock that may be purchased by Eligible Employees pursuant to Agreements under the Plan shall not exceed fifty million (50,000,000) shares.

     (b) In the event that any Agreement expires or is terminated for any reason, any shares of Common Stock which were the subject of such Agreement but were not thereby purchased may be subject to another Agreement under this Plan or another agreement entered into under another employee stock purchase or stock option plan of the Company.

7.   NUMBER OF SHARES AN ELIGIBLE EMPLOYEE MAY PURCHASE

     (a) The Company may offer to Eligible Employees an election to purchase up to a certain number of shares of Common Stock as shall have an aggregate purchase price not in excess of (i) a specified percentage (not to exceed 100%) of each Eligible Employee's Compensation or (ii) an aggregate purchase price expressed in U.S. dollars, in each case, as determined by the Committee and subject to the provisions of Section 423 of the Code. An Eligible Employee may elect to purchase shares of Common Stock with an aggregate purchase price that is less than the aggregate purchase price which he or she is eligible to elect to purchase.

     (b) No Eligible Employee may enter into an Agreement permitting the purchase of shares of Common Stock if such Eligible Employee would thereby have entered into Agreements under the Plan and/or any other qualified employee stock purchase plan of the Company and/or its Subsidiaries that would permit such Eligible Employee to purchase shares of Common Stock with an aggregate purchase price in excess of twenty-five thousand dollars ($25,000) in Fair Market Value of such shares of Common Stock (determined at the date of grant designated in the Agreement) for each calendar year in which any such Agreement with such Eligible Employee is outstanding at any time. Any Agreement which causes such total to exceed such limit (determined at the date of grant designated in such Agreement) shall be null and void to the extent of such excess.

8.   OFFERS TO PURCHASE COMMON STOCK

     Offers to purchase Common Stock may be made on terms and conditions established by the Committee, subject to the limitations set forth in either Section (a) or (b) below:

     (a) Fixed Price Offerings. The purchase price for a share of Common Stock shall be no less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date of the Agreement, and each Agreement shall have a stated term, as established by the Committee, not to exceed twenty-seven
(27) months.

     (b) Variable Price Offerings. The purchase price for a share of Common Stock shall be no less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date of purchase, and each Agreement shall have a stated term, as established by the Committee, not to exceed five (5) years.

9.   ELECTION TO PARTICIPATE

     An Eligible Employee's acceptance of an offer to purchase shares of Common Stock shall be evidenced by the execution and delivery of an Agreement and such other enrollment documents as may be required by the Committee. Execution and delivery shall be accomplished by the dates specified in the terms of the offering, and in such manner as may be approved by the Committee, which may include electronic signatures and electronic delivery, in accordance with such rules, regulations and procedures as may be established by the Committee from time to time for this purpose.

10. PAYROLL DEDUCTIONS

     (a) By entering into an Agreement, an Eligible Employee will authorize the Company or the Designated Subsidiary, as the case may be, to deduct from his or her Compensation, through out the duration of such Agreement, commencing on the date indicated in such Agreement, substantially equal amounts sufficient to accumulate as of the Closing Date, with allowance for interest accrued thereon at rates to be determined by the Committee, the aggregate purchase price of the shares of Common Stock covered by such Eligible Employee's Agreement. Such amounts shall be maintained by the Company in a Plan account. For purposes of each Agreement, Compensation will be determined from the payroll records of the Company or the Designated Subsidiary, or both, on the date the Eligible Employee enters into the Agreement with the Company or such other date as may be determined by the Committee. Subject to the provisions of Section 423 of the Code and such rules and administrative guidelines as the Committee may establish from time to time, an Eligible Employee may decrease the amount of his or her payroll deductions during the Offering Period by so notifying the Company in the manner specified by the Committee.

     (b) The Company will credit interest at a rate which may be calculated by reference to a formula or another rate, as established by the Committee from time to time, to the amount held in the Plan account on behalf of each Eligible Employee. Interest will be payable at the time that Common Stock is purchased under an Agreement or when an Eligible Employee withdraws the balance held on his or her behalf in the Plan account. Records shall be maintained showing the amount deducted from each Eligible Employee's Com-pensation and the amount of interest credited to such amount held on behalf of each Eligible Employee in the Plan account.

11. PAYMENT OF PURCHASE PRICE

     Shares of Common Stock purchased under the Plan shall be paid for with: (1) funds held in the Plan account on behalf of the Eligible Employee, including accrued interest, as described in Section 10; (2) a combination of such funds, including accrued interest, together with additional funds, if necessary, provided by the Eligible Employee in the event of a purchase of shares of Common Stock pursuant to Section 13 or Section 15; (3) shares of Common Stock owned by the Eligible Employee for at least six (6) months, if permitted by the Committee, pursuant to such terms or conditions as may be determined by the Committee; or (4) in any other manner as may be approved by the Committee.

12. DATE OF PURCHASE

     Each Agreement shall provide that the shares of Common Stock to be purchased thereunder will be purchased on the Closing Date provided for in the Agreement. If the Committee so determines, Agreements also may permit the Eligible Employee to purchase shares of Common Stock thereunder at such earlier dates and on such terms and conditions as may be determined by the Committee. As of each date of purchase, there shall be purchased the number of whole shares determined by dividing the amount then credited to the Plan account on behalf of such Eligible Employee, including accrued interest, by the purchase price. Fractional shares shall not be purchased, and any remaining funds from not purchasing a fractional share will be kept for the Eligible Employee to use to purchase whole shares at the next purchase date, or will be refunded to the Eligible Employee as promptly as practicable after the Closing Date in a manner determined by the Committee.

13. EMPLOYEE'S PURCHASE DIRECTIONS

     (a) On the Closing Date, the Eligible Employee will purchase shares of Common Stock, using the amounts held in the Plan account on behalf of the Eligible Employee, including accrued interest, without further authorization, but only if the Fair Market Value on the Closing Date is equal to or higher than the purchase price. If the Fair Market Value on the Closing Date is lower than the purchase price, the amount held in the Plan account on behalf of the Eligible Employee, including accrued interest, will be returned to such Eligible Employee in a manner determined by the Committee.

     (b) If an Eligible Employee desires to purchase fewer than all of the shares covered by his or her Agreement, such Eligible Employee may do so by notifying the party determined by the Committee in the manner so provided on or before the Closing Date. Should the Eligible Employee fail to deliver such notification, such failure shall be deemed an election by the Eligible Employee to purchase the number of shares for which such Eligible Employee had enrolled (and not already purchased) under the Agreement on the Closing Date and to have the amount held in the Plan account on behalf of the Eligible Employee, including accrued interest, applied toward such purchase, subject to Section 13(a).

14. TERMINATION OF AGREEMENT

     An Eligible Employee may, at any time on or before the Closing Date, terminate an Agreement in its entirety by giving notice of such termination delivered in a manner determined by the Committee. Upon such termination, the Company shall cause the balance held on behalf of such Eligible Employee in the Plan account, including accrued interest, to be paid to such Eligible Employee in a manner determined by the

Committee and further payroll deductions shall cease within a reasonable time of notification of such Eligible Employee's termination of such Agreement. The Committee shall determine the amount of time that the withdrawn Eligible Employee must wait before he or she may participate in the Plan again.

15. TERMINATION OF EMPLOYMENT

     The Committee shall determine the terms, conditions, restrictions and limitations applicable to an Agreement in the event of an Eligible Employee's retirement, death, disability, leave of absence or any other termination of employment as permitted by the Code.

16. RECAPITALIZATION

     The aggregate number, kind and class of shares of Common Stock which may be purchased by Eligible Employees pursuant to Agreements, the number, kind and class of shares covered by each Agreement, and the price per share as established in accordance with each such Agreement all may be equitably adjusted, as determined by the Committee, due to any changes in the Common Stock resulting from any stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, any other subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares. Fractional shares resulting from any such adjustment shall be rounded or paid, in the discretion of the Committee. The Committee also may make proportional adjustments in the Agreements of non-insiders in its discretion if an increase or decrease in the number of issued shares results from events other than those described in the preceding sentence.

17. CHANGE OF CONTROL

     (a) The Committee may, in its discretion, at any time prior to, coincident with or after a Change of Control:

          (i) provide for the acceleration of any time periods relating to the purchase of shares of Common Stock so that any shares which are then subject to an Agreement may be purchased in full on or before a date fixed by the Committee;

          (ii) terminate any outstanding offering and provide for the payment to each Eligible Employee of the balance held on his or her behalf in the Plan account, including accrued interest;

          (iii) make such adjustments to the shares of Common Stock covered by any Agreement then outstanding as the Committee deems appropriate to reflect such transaction or change; or

          (iv) cause the Agreements then outstanding to be amended, assumed or to have new rights substituted therefor by the surviving corporation in such change.

     The Committee may, in its discretion, include such further provisions and limitations in any Agreement as it may deem equitable and in the best interests of the Company.

     (b) A "Change of Control" shall be deemed to occur if and when:

          (i) any person, including a "person" as such term is used in Section 14(d)(2) of the 1934 Act (a "Person") is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

          (ii) any transaction occurs with respect to the Company which is subject to the prior notice requirements of the Change in Bank Control Act of 1978;

          (iii) any transaction occurs with respect to the Company which will require a "company" as defined in the Bank Holding Company Act of 1956, as amended, to obtain prior approval of the Federal Reserve Board;

          (iv) any plan or proposal for the liquidation of the Company is adopted by the stockholders of the Company;

          (v) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-ll of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (vi) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

          (vii) there occurs a reorganization, merger, consolidation or other corporate transaction involving a Company (a "Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction.

     Any good faith determination by the Committee as to whether a Change of Control within the meaning of this Section has occurred shall be conclusive and binding for all purposes.

18. ASSIGNABILITY

     No Agreement may be assigned or transferred except by will or by the laws of descent and distribution, unless otherwise determined by the Committee. During the lifetime of an Eligible Employee who is a party to an Agreement, only the Eligible Employee may purchase the shares of Common Stock covered by such Agreement.

19. RIGHTS AS A STOCKHOLDER

     An Eligible Employee who is a party to an Agreement entered into under the Plan shall have no rights as a stockholder with respect to shares of Common Stock covered by such Agreement until the date the Eligible Employee becomes the holder of record of such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

20. COMPLIANCE WITH SECTION 423 OF THE CODE

     All Agreements entered into and all transactions that occur under this Plan are intended to comply with all applicable requirements of Section 423 of the Code, and, with respect to persons subject to Section 16 of the 1934 Act, with the conditions of Rule 16b-3 of the 1934 Act. To the extent any provision of the Plan or any Agreement fails to so comply, such provision shall be deemed invalid and shall be omitted from the Agreements to the extent permitted by law and deemed advisable by counsel, and remaining terms of the

Plan and such Agreements shall not be affected thereby. If Section 423 of the Code is subsequently amended in any way which would alter the benefits generally available under a Section 423 plan, then the Committee may amend this Plan to conform to such amendment to the Code, provided such amendment would not disqualify the Plan under the provisions of Section 423 of the Code.

21. AMENDMENT AND TERMINATION

     The Committee may from time to time amend, suspend, or terminate the Plan in whole or in part or amend any and all Agreements granted under the Plan to the extent permitted by law and provided such action is not prohibited by
Section 423 of the Code. However, no such action of the Committee may be taken without the approval of the Board and/or the stockholders, if Board and/or stockholder approval would be required under then applicable law.

22. APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Common Stock pursuant to Agreements entered into under the Plan will be used for general corporate purposes.

23. TAX WITHHOLDING

     Any amounts to be paid or shares to be delivered to any Eligible Employee under the Plan shall be reduced by any sums required by law to be withheld by the Company for payment of taxes, and the Company may, in a manner determined by the Committee, withhold such shares from the shares of Common Stock purchased by each Eligible Employee, withhold and sell such shares of Common Stock purchased by each Eligible Employee, deduct the amount from the amount held in the Plan account on behalf of such Eligible Employee, including accrued interest, deduct the amount from such Eligible Employee's compensation or allow an Eligible Employee to pay such taxes in cash. The value of any shares of Common Stock allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with generally accepted accounting principles.

24. GOVERNING LAW

     The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

25. EMPLOYMENT AT WILL

     This document is neither a contract nor a guarantee of continued employment for any definite period of time. An Employee's employment is always on an at-will basis.

26. ARBITRATION

     All claims and disputes between an Employee and the Company or any Subsidiary or Designated Subsidiary arising out of the Plan or any Agreement shall be submitted to arbitration in accordance with the then current arbitration policy of the Company or, if any Subsidiary or Designated Subsidiary with whom the Employee is employed has adopted an arbitration policy, the arbitration policy of such Subsidiary or Designated Subsidiary. Notice of demand for arbitration shall be given in writing to the other party and shall be made within a reasonable time after the claim or dispute has arisen. The award rendered by the arbitrator shall be made in accordance with the provisions of the Plan, shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                     (LOGO)

                                        WAIT! THERE'S AN EASIER WAY TO SUBMIT YOUR PROXY

                                                24 HOURS A DAY -- 7 DAYS A WEEK

                 SUBMIT YOUR PROXY BY TELEPHONE                                     SUBMIT YOUR PROXY BY INTERNET
   It's fast, convenient, and your submission is immediately          It's fast, convenient, and your submission is immediately
                      confirmed and posted.                                              confirmed and posted.

              Call Toll-Free On A Touch Tone Phone                                          Go to website:
                         1-800-690-6903                                                   WWW.PROXYVOTE.COM

               JUST FOLLOW THESE FOUR EASY STEPS:                                 JUST FOLLOW THESE FOUR EASY STEPS:

---------------------------------------------------------------    ---------------------------------------------------------------
 1. Read the accompanying Proxy Statement and this proxy card.      1. Read the accompanying Proxy Statement and this proxy card.
 2. Call the toll-free number 1-800-690-6903.                       2. Go to the website: www.proxyvote.com.
 3. Enter your 12-digit Control Number located on the reverse       3. Enter your 12-digit Control Number located on the reverse
    side.                                                              side.
 4. Follow the simple recorded instructions.                        4. Follow the simple instructions.
---------------------------------------------------------------    ---------------------------------------------------------------

                        IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD.
                                               THANK YOU FOR YOUR PROXY SUBMISSION.


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


----------------------------------------------------------------------------------------------------------------------------------

                                                          CITIGROUP INC.
                                       Proxy Solicited on Behalf of the Board of Directors
                                     of Citigroup Inc. for the Annual Meeting, April 18, 2000

       The undersigned hereby constitutes and appoints John S. Reed, Sanford I. Weill and Charles O. Prince, III, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual
Meeting of Stockholders of Citigroup Inc. ("Citigroup") to be held at Carnegie Hall, 881 Seventh Avenue, New York, New York, on
Tuesday, April 18, 2000 at 9:00 a.m. local time and at any adjournments or postponements thereof, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side.

       If shares of Citigroup Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Citigroup Inc. Common Stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

       You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or internet voting set forth above and on the reverse side.

       This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-4 and AGAINST Proposals 5-7 and will be voted in the discretion of the proxies (or, in the case of a Voting
Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Annual Meeting.

                                            CONTINUED AND TO BE SIGNED ON REVERSE SIDE

----------------------------------------------------------------------------------------------------------------------------------

     [CITIGROUP LOGO]                                       THREE WAYS TO VOTE

     C/O PROXY SERVICES                                     VOTE BY PHONE: 1-800-690-6903
     P.O. BOX 9079                                          1. Read the accompanying Proxy Statement and this proxy card.
     EDGEWOOD, NY 11717                                     2. Call toll free 1-800-690-6903.
                                                            3. Enter your 12 digit Control Number, shown below.
                                                            4. Follow the simple recorded instructions.

                                                            VOTE BY INTERNET: WWW.PROXYVOTE.COM
                                                            1. Read the accompanying Proxy Statement and this proxy card.
                                                            2. Go to website WWW.PROXYVOTE.COM.
                                                            3. Enter your 12 digit Control Number, shown below.
                                                            4. Follow the simple instructions.

                                                            VOTE BY MAIL
                                                            1. Mark, sign and date your proxy card.
                                                            2. Return it in the enclosed postage paid envelope.

                                                                                     YOUR VOTE IS IMPORTANT

                                                               Do not return this proxy card if you vote by telephone or internet.





TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                  CITIGR            KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                       THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    DETACH AND RETURN THIS PORTION ONLY

----------------------------------------------------------------------------------------------------------------------------------

CITIGROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1-4.
  VOTE ON DIRECTORS
  1. Proposal to elect sixteen directors to a one-year term.
     Nominees:
     01) C. Michael Armstrong    09) Dudley C. Mecum                For  Withhold  For All    To withhold authority to vote, mark
     02) Alain J.P. Belda        10) Richard D. Parsons             All     All    Except     "For All Except" and write the
     03) Kenneth J. Bialkin      11) Andrall E. Pearson                                       nominee's number on the line below.
     04) Kenneth T. Derr         12) Robert E. Rubin
     05) John M. Deutch          13) Franklin A. Thomas             [ ]     [ ]      [ ]
     06) Ann Dibble Jordon       14) Sanford I. Weill                                         ------------------------------------
     07) Reuben Mark             15) Edgar S. Woolard, Jr.
     08) Michael T. Masin        16) Arthur Zankel                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST EACH OF
                                                                    PROPOSALS 5-7.


  VOTE ON PROPOSALS                       FOR  AGAINST  ABSTAIN                                              FOR  AGAINST  ABSTAIN

  2. Proposal to ratify the selection     [ ]    [ ]      [ ]      5. Stockholder proposal regarding         [ ]    [ ]      [ ]
     of KPMG LLP as Citigroup's                                       honorary director.
     independent auditors for 2000.
                                                                   6. Stockholder proposal regarding         [ ]    [ ]      [ ]
  3. Proposal to approve an increase      [ ]    [ ]      [ ]         stockholder matching gift program.
     in Citigroup's authorized common
     stock to 10 billion shares.                                   7. Stockholder proposal regarding         [ ]    [ ]      [ ]
                                                                      employee or retiree matching
  4. Proposal to approve and adopt the    [ ]    [ ]      [ ]         gift program.
     Citigroup 2000 Stock Purchase Plan.








The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.
The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof.
IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.
NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



-------------------------------------------------                  -------------------------------------------------


-------------------------------------------------                  -------------------------------------------------
Signature (PLEASE SIGN WITHIN BOX)      DATE                       Signature (Joint Owners)                  DATE

----------------------------------------------------------------------------------------------------------------------------------